SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

APOGEE ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 11, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 24, 2009.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Apogee.

As a convenience to shareholders unable to attend the annual meeting in person, we will webcast the meeting. To view the meeting via webcast, access our web site at www.apog.com and click on Investors, followed by the webcast link at the top of that page. Please log onto our web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you plan to attend the meeting in person, we urge you to vote your shares either by Internet or mail as promptly as possible so your shares will be represented at the annual meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the Annual Meeting. If you received paper copies of our proxy materials, instructions on the two ways to vote your shares are found on the enclosed proxy form. Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 23, 2009. If you do attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Russell Huffer
Chairman and Chief Executive Officer

APOGEE ENTERPRISES, INC.

7900 Xerxes Avenue South

Suite 1800

Minneapolis, MN 55431-1159

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 24, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 24, 2009 for the following purposes:

1.	To elect four Class II directors for three-year terms ending in the year 2012;

2.	To consider and act upon a proposal to approve the Apogee Enterprises, Inc. 2009 Stock Incentive Plan;

3.	To consider and act upon a proposal to approve the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010; and

5.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed May 4, 2009, as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

As a convenience to shareholders unable to attend the annual meeting in person, we will webcast the meeting. To view the meeting via webcast, access our web site at www.apog.com and click on Investors, followed by the webcast link at the top of that page. Please log onto our web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2009 proxy statement and our fiscal 2009 Annual Report to Shareholders online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 24, 2009: Our 2009 Proxy Statement and our Fiscal 2009 Annual Report to Shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Patricia A. Beithon
General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 11, 2009

PROXY STATEMENT

i

ii

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm	70

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	71

ANNUAL REPORT TO SHAREHOLDERS	72

OTHER MATTERS	72

Apogee Enterprises, Inc. 2009 Stock Incentive Plan	Appendix A

Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan	Appendix B

iii

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 24, 2009

The Board of Directors of Apogee Enterprises, Inc. (“Apogee” or the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on Wednesday, June 24, 2009, and at any adjournment of the meeting. We are first making the proxy statement and form proxy card and voting instructions available to our shareholders on or about May 12, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, approval of a new stock incentive plan, approval of a new non-employee director stock incentive plan, and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during fiscal 2009 and the first quarter of fiscal 2010 and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may now furnish proxy materials, including this proxy statement and our fiscal 2009 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Who is entitled to vote at the meeting?

The Board of Directors has set May 4, 2009, as the record date for the annual meeting. If you were a shareholder of record at the close of business on May 4, 2009, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 27,909,638 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, 27,909,638 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy, via the Internet or by mail.

How do I vote my shares?

Your vote is important. Because many shareholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record, you can give a proxy to be voted at the meeting in any of the following ways:

•	electronically, via the Internet by following the “Vote by Internet” instructions on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card; or

•	by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials).

The Internet voting procedure has been set up for your convenience. The procedure has been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet, please refer to the specific instructions provided on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card. If you received paper copies of our proxy materials and wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope to us before the annual meeting. If you are an employee and received our proxy statement and annual report to shareholders electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the meeting electronically via the Internet as described below under “How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?”.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

If you properly submit your proxy via the Internet or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above under “How do I vote my shares?”.

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee and have a company email address, you will receive our proxy statement and annual report to shareholders electronically at your company email address instead of receiving paper copies of these documents or the Notice in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our proxy statement and annual report electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail. If you are an employee who received our proxy statement and annual report electronically and you wish to receive a paper copy of these materials you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
7900 Xerxes Avenue South, Suite 1800
Minneapolis, Minnesota 55431-1159

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice or proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via Internet, vote once for each Notice or proxy card you receive or sign and return each proxy card.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (telephone) or (952) 487-7565 (facsimile) for information on how to merge accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as Class II directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing four Class II directors, the four nominees for Class II director receiving the highest number of votes will be elected. As provided in our Corporate Governance Guidelines, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration. Our Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and its shareholders and recommend to our Board of Directors the action to be taken with respect to that director’s offered resignation.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposals (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for our Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter from which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. We will not count abstentions as either for or against a director nominee, so abstentions have no effect on the election of a director; however, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such director nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration, as described on page 4 under “What vote is required for the election of directors or for a proposal to be approved?”.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters. Brokers have discretionary authority to vote for directors in an uncontested election and to ratify the appointment of a company’s independent registered accounting firm; however, brokers generally do not have discretionary authority to vote for approval of the new stock incentive plan or the new non-employee director stock incentive plan.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the director nominees;

•	FOR the approval of the Apogee Enterprises, Inc. 2009 Stock Incentive Plan;

•	FOR the approval of the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010.

What if I do not specify how I want my shares voted?

If you submit your proxy via the Internet or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the director nominees;

•	FOR approval of the Apogee Enterprises, Inc. 2009 Stock Incentive Plan;

•	FOR approval of the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 25, 2009.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;

•	by submitting a later-dated proxy via the Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian; or

•	by submitting a later-dated voting instruction or proxy via the Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by Internet, mail or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.

We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, email or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Subject to reasonable constraints of time, topics and rules of order, you may direct comments to or ask questions of our Chairman and Chief Executive Officer during our Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431-1159

Attention: Corporate Secretary

Directors@apog.com

Our Corporate Secretary will promptly forward to the Board of Directors or the individually named directors all relevant written communications received at the above address. Our Board has requested certain communications that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail, mass mailings, product inquiries, new product suggestions, resumes and other forms of employment inquiries, surveys and business solicitations or advertisements. All other written communications will be reviewed by our Corporate Secretary in conjunction with the Chair of our Nominating and Corporate Governance Committee for relevance to Board activities, and after such review, our Corporate Secretary will promptly forward all relevant written communications to the Board or the individually named directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock outstanding as of May 4, 2009 by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, CA 94403	2,952,000	10.6%

Barclays Global Investors, NA. and related companies(2) 400 Howard Street San Francisco, CA 94105	2,047,150	7.3%

(1)

We have relied upon the information supplied by Franklin Resources, Inc. (“Franklin”) in a Schedule 13G furnished to us reporting information as of December 31, 2008. Direct or indirect subsidiaries of Franklin serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of Franklin exercise sole investment discretion over 2,952,000 shares, in the aggregate, held as of December 31, 2008. Of the shares reported, the subsidiaries of Franklin possessed sole voting power over 2,852,100 shares. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of Franklin, may be deemed to be the beneficial owners of securities held by entities advised by Franklin subsidiaries. Franklin, Franklin subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr., each disclaim beneficial ownership of the shares of our common stock.

(2)

We have relied upon the information supplied jointly by Barclays Global Investors, NA., Barclays Global Fund Advisors, and Barclays Global Investors, Ltd. in a Schedule 13G furnished to us reporting information as of December 31, 2008. The Schedule 13G indicates that as of December 31, 2008: (a) Barclays Global Investors, NA. was the beneficial owner with sole investment discretion over 815,456 shares and possessed sole voting power over 720,062 shares; (b) Barclays Global Fund Advisors was the beneficial owner with sole investment discretion over 1,212,565 shares and sole voting power over 895,710 shares; and (c) Barclays Global Investors, Ltd. was the beneficial owner with sole investment discretion over 19,129 shares and possessed sole voting power over 900 shares. The shares reported are held by the filers in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of May 4, 2009, the record date for our 2009 Annual Meeting of Shareholders, by each of our directors, each of our executive officers named in the “Summary Compensation Table” and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	% of Common Stock Outstanding	Phantom Stock/Perfor- mance Share Units (#)		Total Stock- Based Ownership (#)(4)
Non-Employee Directors
Bernard P. Aldrich	1,000		46,867	47,867	*	32,433	(5)	80,300
Jerome L. Davis	—		38,632	38,632	*	14,336	(5)	52,968
Sara L. Hays	—		31,025	31,025	*	14,839	(5)	45,864
John T. Manning	1,000	(6)	35,383	36,383	*	3,789	(5)	40,172
James L. Martineau	109,709		67,441	177,150	*	—		177,150
Robert J. Marzec	1,333		35,383	36,716	*	8,515	(5)	45,231
Stephen C. Mitchell	10,849		16,072	26,921	*	—		26,921
Richard V. Reynolds	—		25,383	25,383	*	9,599	(5)	34,982
David E. Weiss	7,871		35,383	43,254	*	—		43,254
Named Executive Officers
Patricia A. Beithon	139,165		64,928	204,093	*	14,843	(7)	218,936
Russell Huffer	422,996	(8)	161,406	584,402	2.1	53,125	(7)	637,527
Gary R. Johnson	40,550		20,250	60,800	*	4,731	(7)	65,531
James S. Porter	93,473	(9)	32,100	125,573	*	17,933	(7)	143,506
Gregory A. Silvestri	28,317		—	28,317	*	18,761	(7)	47,078
All directors and executive officers as a group (14 persons)	856,263		610,253	1,466,516	5.1	192,904	(5)	1,659,420

*	Indicates less than 1%.
(1)

Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. For our executive officers, the number of shares indicated includes shares issued to the named individual pursuant to our Amended and Restated 1987 Partnership Plan (the “Legacy Partnership Plan”), our employee stock purchase plan, our Amended and Restated 2002 Omnibus Stock Incentive Plan and our 401(k) retirement plan.

(2)

Includes the following shares issued pursuant to our Legacy Partnership Plan, over which the holders have no investment power: Ms. Beithon, 14,927 shares; Mr. Huffer, 31,200 shares; Mr. Johnson, 6,536 shares; Mr. Porter, 7,728 shares; Mr. Silvestri, 0 shares; and all directors and executive officers as a group, 60,391 shares. Also includes the following Performance Shares and shares of restricted stock issued pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan: Ms. Beithon, 17,965 Performance Shares and 10,291 shares of restricted stock; Mr. Huffer, 59,913 Performance Shares and 49,619 shares of restricted stock; Mr. Johnson, 6,312 Performance Shares and 3,154 shares of restricted stock; Mr. Porter, 21,705 Performance Shares and 12,434 shares of restricted stock; Mr. Silvestri, 12,165 Performance Shares and 16,152 shares of restricted stock; and all directors and executive officers as a group, 118,060 Performance Shares and 91,650 shares of restricted stock. All shares held pursuant to our Legacy Partnership Plan and Performance Shares and shares of restricted stock held pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan are subject to future vesting conditions and the holders of such shares have no investment power over such shares.

(3)	Includes shares underlying stock options exercisable currently or within 60 days of May 4, 2009.
(4)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership (#)” and the “Phantom Stock/Performance Share Units (#)” columns of the table.
(5)

Includes phantom stock units, each representing the value of one share of our common stock, that are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors, which is described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 24.

(6)	Includes 1,000 shares held by Mr. Manning’s wife.
(7)

Includes performance share units awarded on April 28, 2009 pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan which will only be earned if predetermined goals for a three-year performance period are met. Each performance share unit represents one share of our common stock.

(8)	Includes 32,560 shares held by Mr. Huffer’s wife, as to which he disclaims beneficial ownership.
(9)	Includes 350 shares held by Mr. Porter’s children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended February 28, 2009.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible. Our articles further provide that the total number of directors will be determined exclusively by our Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, we have ten directors, with three directors serving in each of Classes I and III and four directors serving in Class II. At this year’s annual meeting, the terms of our Class II directors will expire. Bernard P. Aldrich, Sara L. Hays, Russell Huffer and John T. Manning are the current Class II directors who have been nominated for re-election to the Board. The Class II directors elected at the annual meeting will serve until the 2012 Annual Meeting of Shareholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as director if elected.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the four Class II nominees for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Aldrich, Huffer and Manning and Ms. Hays as Class II directors for a three-year term expiring at the 2012 Annual Meeting of Shareholders.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided the following information about themselves.

Class II Directors –Nominees for Terms Expiring in 2012

Bernard P. Aldrich, age 59

Chief Executive Officer and a director of Rimage Corporation, a leading designer and manufacturer of on-demand publishing and duplicating systems for CD-recordable and DVD-recordable media, since 1997 and President from 1997 to April 2009. President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994. Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991. Director since 1999.

Sara L. Hays, age 44

Managing Director, General Counsel and member of the Executive Committee and Investment Committee of Wrightwood Capital LLC, a real estate finance company, since 2005. Senior Vice President and General Counsel of Hyatt Hotels Corporation, a worldwide hotel and timeshare company, from 2001 to 2005. Vice President and General Counsel of Hyatt Hotels Corporation from 2000 to 2001. General Counsel of Hyatt Development Corporation from 1997 to 2000. Development Counsel for Hyatt Development Corporation from 1994 to 1997. Attorney with the law firm of Coffield Ungaretti & Harris from 1989 to 1994. Director since 2005.

Russell Huffer, age 59

Chairman of Apogee since 1999 and Chief Executive Officer and President of Apogee since 1998. President of our Glass Technologies segment from 1996 to 1998. Vice President and General Manager of our Viracon, Inc. subsidiary from 1986 to 1996. Mr. Huffer is also a director of Hutchinson Technology Incorporated. Director since 1998.

John T. Manning, age 60

Retired Vice Chairman and Audit Partner of BDO Seidman, LLP, the U.S. member firm of the BDO International network, an international public accounting firm, having worked for BDO Seidman in various management and audit positions from 1973 to 2000, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and Audit Partner from 1978 to 1991. Various management positions with BDO International from 1992 to 1995. Director since 2005.

Class III Directors –Terms Expiring in 2010

Jerome L. Davis, age 54

Chief Executive Officer and President of Jerome L. Davis & Associates, LLC, an executive coaching consulting firm, since 2006. An independent contractor of TBM Consulting Group, Inc., an international business improvement firm, since 2009. Executive Vice President and Managing Director of the Executive Leadership and High Performance Culture Practice of TBM Consulting Group, Inc., from 2007 to 2008. Global Vice President, Service Excellence of Electronic Data Systems Corporation, a business and technology services company, a position he held from 2003 to 2005. Chief Client Executive Officer of Electronic Data Systems from 2002 to 2003. President, Americas – Business Process Management of Electronic Data Systems from 2001 to 2002. President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from 1999 to 2001. Senior Vice President, Sales and Corporate Officer – Appliances of Maytag Corporation from 1998 to 1999. Various senior management positions with Frito-Lay, Inc., a consumer packaged foods company, from 1992 to 1998. Various sales management and sales positions with The Proctor and Gamble Company, a consumer products company, from 1977 to 1992. Mr. Davis is also a director at Gamestop Corp. Director since 2004.

James L. Martineau, age 68

Retired Executive Vice President of Apogee, a position he held from 1996 to 1998. Various senior management positions with Apogee from 1971 through 1996. Mr. Martineau is also a director of Pinnacle Entertainment, Inc. Director since 1973.

Richard V. Reynolds, age 60

Principal of VanFleet Group, LLC, an aeronautical consulting firm, since 2006. Senior Manager/Senior Business Advisor of BearingPoint, Inc., an international management and technology consulting firm, since 2006. Lieutenant General, U.S. Air Force, retired, former Vice Commander, Air Force Material Command, a position he held from 2003 to 2005. Commander, Aeronautical Systems Center of U.S. Air Force Material Command from 2001 to 2003. Commander, Air Force Flight Test Center of U.S. Air Force Material Command from 1998 to 2001. Program Executive Officer, Airlift and Trainers of U.S. Air Force Program Executive Office from 1996 to 1998. Various other leadership positions in the U.S. Air Force from 1971 to 1996. Director since 2006.

Class I Directors –Terms Expiring in 2011

Robert J. Marzec, age 64

Retired Audit Partner of PricewaterhouseCoopers, an international public accounting firm, having worked for PricewaterhouseCoopers in Assurance and Business Advisory Services (financial and regulatory reporting) from 1966 to 2002 and serving as Managing Partner of the Minneapolis office of PricewaterhouseCoopers from 1991 to 1998. Mr. Marzec is also a director of Health Fitness Corporation and Medtox Scientific, Inc. Director since 2005.

Stephen C. Mitchell, age 65

President and Chief Operating Officer of The Knight Group, LLC, a privately held professional services company, since 2001. Vice Chairman of Knight Facilities Management, Inc., a privately held contract facilities management firm, since 1995. President and Chief Operating Officer of Lester B. Knight & Associates, also a privately held professional services company, from 1975 to 2001. Mr. Mitchell is also a director of Landauer, Inc. Director since 1996.

David E. Weiss, age 65

Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information, a position he held from 1996 to 2000. Various other executive positions with Storage Technology from 1991 to 1996 including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Strategic Planning, and Vice President – Global Marketing. Various engineering management positions with IBM Corporation from 1967 to 1991. Director since 2005.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to maintaining exemplary corporate governance, the highest standard of ethical conduct, and full compliance with the laws, rules and regulations that govern our businesses.

Corporate Governance Web Site

Information relative to our corporate governance is available on our web site at www.apog.com by clicking on “Governance.” This information includes:

•	Board of Directors – Background, Experience and Independence

•	Board Committees – Current Members and Committee Charters

•	How to Communicate with Directors

•	Management – Background and Experience

•	Our Code of Business Ethics and Conduct

•	Our Corporate Governance Guidelines

•	Our Amended and Restated Bylaws

•	Our Restated Articles of Incorporation

We will provide copies of any of the foregoing information without charge upon written request to Corporate Secretary, Apogee Enterprises, Inc., 7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota 55431-1159.

Code of Business Ethics and Conduct and Hotline

In 1999, the Board adopted our Code of Business Ethics and Conduct. The Code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct business. All of our employees, including our executive officers, and all members of our Board of Directors are required to comply with the Code. A copy of our Code of Business Ethics and Conduct is available on our web site at www.apog.com by clicking on “Governance,” then “Code of Conduct,” then “Code of Conduct – English.”

All employees are required to promptly report all known or suspected violations of the Code of Business Ethics and Conduct and applicable laws, including, without limitation, concerns about accounting, internal controls or auditing matters. We provide a Code of Business Ethics and Conduct Hotline that is available 24 hours a day, seven days a week by web link and telephone with live operators who can connect to translators in multiple languages. Individuals can make reports anonymously. The Hotline is managed by an outside vendor who is not affiliated with us. We prohibit retaliation action against any employee who in good faith reports a known or suspected violation of the Code of Business Ethics and Conduct or applicable laws and regulations, including concerns about accounting, internal controls or auditing matters.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, adopted in 2004, embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices in corporate governance. Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board. Our Corporate Governance Guidelines provide the framework within which directors and management can effectively pursue our objectives for the benefit of our shareholders. Our Guidelines are reviewed at least annually, and revised as necessary to continue to reflect best corporate governance practices. The full text of our Guidelines, as last amended by the Board in January 2009, may be found on our web site at www.apog.com by clicking on “Governance,” then “Corporate Governance Guidelines.”

Board Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. Each year, in accordance with The NASDAQ Stock Market LLC (“NASDAQ”) rules, our Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards.

With the assistance of legal counsel to the Company, our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence. In making its independence recommendation, our Nominating and Corporate Governance Committee reviewed a summary of the answers to annual questionnaires completed by each Board member regarding employment, business, familial, compensation and other relationships with Apogee and our management. On the basis of this review, our Nominating and Corporate Governance Committee reported on its review to our Board of Directors. After reviewing the information presented to it, the Board made its independence determination based upon our Nominating and Corporate Governance Committee’s review and recommendation and the related supporting information.

Based on this review, our Board of Directors has determined that each of our directors is independent, except for Russell Huffer, who serves as our Chairman and Chief Executive Officer, and James L. Martineau, who served as our Executive Vice President until 1998, as a consultant to us until fiscal 2002 and whose daughter-in-law is employed by one of our subsidiaries in a sales capacity as described under the heading “Certain Relationship and Transaction with Director” on page 57.

Lead Director

Our Board of Directors has elected an independent director to serve as lead director (“Lead Director”). Stephen C. Mitchell, who also serves as Chair of our Nominating and Corporate Governance Committee, has served as Lead Director since May 2006.

The role of Lead Director includes presiding at all meetings of our Board at which our Chairman is not present, including executive sessions of the independent directors; serving as a liaison between our Chairman and our non-employee directors; approving agendas for meetings of our Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; establishing guidelines for management on the quality, quantity and timeliness of information sent to our Board; calling meetings of our non-employee directors; recommending to our Chairman the retention of outside advisors and consultants who report directly to our Board on board-wide issues; and, if requested by shareholders, ensuring that he or she is available for consultation and direct communication.

Executive Sessions of the Board

During each regular Board meeting, our non-employee directors meet in executive session without our Chairman and Chief Executive Officer or any other member of management being present. In addition, at least twice annually, our non-employee directors who meet the independence requirements of the NASDAQ listing standards meet in executive session without any director who does not meet such independence requirements or any member of management being present. Our Lead Director presides at such sessions. During fiscal 2009, our non-employee directors met in executive session five times and our non-employee directors who meet the independence requirements of the NASDAQ listing standards also met in executive session four times.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. Our Board does not need to obtain management’s consent to retain outside advisors.

Board Effectiveness

Our Board of Directors performs an annual self-assessment, led by our Lead Director, to evaluate its effectiveness in fulfilling its obligations.

Stock Ownership Guidelines for Non-Employee Directors

Our Board of Directors believes that non-employee directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership by our directors in an amount having a market value of three times the annual Board retainer (currently $120,000) to be achieved within five years of first being elected as a director. In calculating share ownership of our non-employee directors, we include phantom stock units under the Deferred Compensation Plan for Non-Employee Directors, but do not include unexercised stock options.

Policy Regarding Service on Other Boards

Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than four other publicly held corporations unless approved by a majority of the directors of our Board.

Policy Regarding Attendance at Annual Meetings

Our Board members are expected to attend our annual meeting of shareholders. Last year all of our directors attended our annual meeting of shareholders.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of the directors, no individual may be nominated to serve as a director if the term of service would expire more than one year after such individual’s seventieth birthday.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

A shareholder who wishes to recommend a director candidate to the Board for nomination by the Board at the annual meeting or for vacancies of the Board that arise between meetings must provide the Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our Amended and Restated Bylaws, our Corporate Governance Guidelines and the factors discussed below under the heading “Criteria for Board Membership.” Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of the Nominating and Corporate Governance Committee for consideration at a future committee meeting.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our Amended and Restated Bylaws and the rules and regulations of the SEC. Shareholders may request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Any shareholder nominations of director candidates for the 2010 election of directors should be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 24, 2010.

Criteria for Board Membership

It is the responsibility of our Nominating and Corporate Governance Committee to develop qualification criteria for Board members, evaluate potential candidates and to recommend to the full Board nominees for election as directors. Our Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stakeholders. Candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. We endeavor to have our Board represent diverse skills and experience at policy-making levels in aspects of business relevant to our activities. Our Board strives for a membership that is diverse in gender, ethnicity, age and geographic location. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board for an extended period of time.

Our Nominating and Corporate Governance Committee considers recommendations of director candidates made by current directors, an independent search firm, if one is engaged, senior management and our shareholders. Director candidates recommended by shareholders in compliance with the procedures described under “Procedures for Shareholder Recommendations or Nominations of Director Candidates” on page 15 and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.

Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for Board membership include making a preliminary assessment of each proposed nominee, based upon the individual’s resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience and leadership skills, all to the extent available and deemed relevant by our Nominating and Corporate Governance Committee. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and a majority of our other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board for inclusion in the slate of director nominees at an annual or special meeting of shareholders, or for appointment by our Board to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board, effectiveness as a director and desire to continue to serve as a director. In addition, our Nominating and Corporate Governance Committee conducts an individual director performance evaluation of each director whose term is expiring at that year’s annual meeting of shareholders and who has expressed an interest in standing for re-election. Our Board, Board Committee and individual director evaluation processes established by our Nominating and Corporate Governance Committee are an important determinant for Board tenure.

Board Meetings

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer, Chief Financial Officer and other executive officers, by reviewing materials provided to them by management, by visiting our offices, manufacturing facilities and project job sites, and by participating in meetings of our Board and Board committees.

During fiscal 2009, our Board of Directors met seven times. Each director attended more than 75% of the regularly scheduled and special meetings of our Board and Board committees on which the director served during fiscal 2009.

Board Committees

We have four standing Board committees: Audit, Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk.

The table below identifies the members of each Board committee and the number of meetings held during fiscal 2009. Each committee member has served on the indicated committee throughout fiscal 2009 and will continue to serve on the indicated committee through the 2009 Annual Meeting of Shareholders.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Enterprise Risk Committee
Bernard P. Aldrich		C	M
Jerome L. Davis			M	C
Sara L. Hays	M			M
Russell Huffer
John T. Manning	M			M
James L. Martineau				M
Robert J. Marzec	C		M
Stephen C. Mitchell		M	C
Richard V. Reynolds	M			M
David E. Weiss		M	M
Fiscal 2009 Meetings	11	6	3	8

C = Committee Chair                M = Committee Member

Audit Committee

Our Audit Committee oversees our financial reporting process (including our system of financial controls, internal audit procedures and independent registered public accounting firm); oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; and assesses and establishes policies and procedures to manage our financial reporting and internal control risk. It is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and evaluates the firm’s qualifications, performance and independence. Our Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. It also oversees our internal audit function and has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Our Audit Committee is governed by a Board-approved charter, which was last amended in January 2009. A copy of the Audit Committee charter, as amended, may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Audit Committee.”

Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NASDAQ listing standards and the SEC. Our Board of Directors has identified John T. Manning and Robert J. Marzec to be audit committee financial experts under the rules of the SEC. Our Audit Committee held 11 meetings during fiscal 2009.

Compensation Committee

Our Compensation Committee is responsible for establishing our executive compensation philosophy and compensation programs that comply with this philosophy; determining the compensation of our executive officers and other members of senior management; administering our stock incentive plans; administering our annual cash incentive plans for executive officers and other members of senior management; and administering our deferred compensation plans for our executive officers and other members of senior management and for our non-employee directors. It administers our Amended and Restated 2002 Omnibus Stock Incentive Plan, Amended and Restated 1997 Omnibus Stock Incentive Plan, Legacy Partnership Plan, Executive Management Incentive Plan, Officers’ Supplemental Executive Retirement Plan (“Legacy SERP”), Deferred Incentive Compensation Plan, and Executive Supplemental Plan ( “Legacy Restoration Plan”), which was merged into our Deferred Incentive Compensation Plan on October 8, 2008. If approved by the shareholders at the meeting, our Compensation Committee will administer our 2009 Stock Incentive Plan. Our Compensation Committee regularly reviews its decisions on compensation for our Chief Executive Officer with the full Board prior to communicating those decisions to our Chief Executive Officer. Our Compensation Committee is governed by a Board-approved charter, which was last amended in January 2009. A copy of the Compensation Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Compensation Committee.”

From fiscal 2004 through fiscal 2009, our Compensation Committee engaged the services of Buck Consultants, as independent compensation consultant, to advise our Compensation Committee on matters related to compensation for our Chief Executive Officer, executive officers and other members of senior management. Our Compensation Committee relied on advice from Buck Consultants in making decisions with respect to base salaries for fiscal 2009, the fiscal 2009 annual cash incentive metrics and payouts as a percentage of salary, and the long-term incentive awards made in April 2008. In June 2009, our Compensation Committee discontinued the services of Buck Consultants and retained Pearl Meyer & Partners, as a new independent compensation consultant, to advise it on matters related to compensation for our Chief Executive Officer, executive officers and other members of senior management. Our Compensation Committee’s compensation consultant is independent of the Company and reports directly to our Compensation Committee. Pearl Meyer & Partners attended three meetings of our Compensation Committee during fiscal 2009.

Our Board of Directors has determined that each member of our Compensation Committee is independent, as defined by the NASDAQ rules. In addition, each Compensation Committee member is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Our Compensation Committee held six meetings during fiscal 2009.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee periodically assesses our compliance with our Corporate Governance Guidelines; reviews our organizational structure and succession plans; makes recommendations to our Board regarding the composition and responsibilities of our Board committees; determines the compensation for directors; annually conducts a review of the performance of our Board committees and Board as a whole; and annually conducts a performance review of our directors whose terms are expiring at that year’s annual meeting of shareholders and who have expressed an interest in standing for re-election. It also annually conducts a review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors, and reviews the results of such performance review with members of our Compensation Committee and entire Board. In addition, our Nominating and Corporate Governance Committee recommends new director nominees to our Board and considers qualified nominees recommended by shareholders. It determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Our Nominating and Corporate Governance Committee is also responsible for establishing and implementing procedures to identify and review the qualifications of all nominees for Board membership, including nominees recommended by our shareholders. If approved by our shareholders at the meeting, our Nominating and Corporate Governance Committee will administer our 2009 Non-Employee Director Stock Incentive Plan.

Our Nominating and Corporate Governance Committee is governed by a Board-approved charter, which was last amended in January 2009. A copy of the Nominating and Corporate Governance Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Nominating and Corporate Governance Committee.” Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent, as defined by the NASDAQ rules. Our Nominating and Corporate Governance Committee held three meetings during fiscal 2009.

Finance and Enterprise Risk Committee

Our Finance and Enterprise Risk Committee is responsible for overseeing our financial strategy, long-range financial objectives, financial condition, company-wide information technology strategy and enterprise risk mitigation program. It makes recommendations to our Board of Directors with respect to our financial policies and standards, new or amended credit facilities and other forms of indebtedness for borrowed money, appropriate debt limits, financing arrangements, share repurchase programs, stock splits, quarterly dividend declarations and issuances of equity and debt securities for the purpose of raising capital. It also oversees our compliance with financial covenants contained in our credit facility and other long-term debt, reviews our annual capital budget, our process for evaluating and approving capital expenditure projects and our risk related insurance programs. In addition, our Finance and Enterprise Risk Committee oversees the selection, implementation and financing of material company-wide information technology systems and reviews the performance of our 401(k) retirement plan, our tax strategies and the impact of tax law changes expected to have a material impact on our financial results.

Our Finance and Enterprise Risk Committee is governed by a Board-approved charter, which was last amended in May 2007. A copy of the Finance and Enterprise Risk Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Finance Committee.” The Finance and Enterprise Risk Committee held eight meetings during fiscal 2009.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements During Fiscal 2009 and 2010

Our Nominating and Corporate Governance Committee is responsible for establishing levels of compensation for Board members. We target compensation for service on our Board and Board committees at the median for board services at companies in our peer group of companies, using the same peer group used for executive compensation purposes and described under the heading “Competitive Market Defined” on page 28. For more than five years, Hewitt Associates had served as independent compensation consultant to our Nominating and Corporate Governance Committee on matters related to board compensation, including determination of the dollar-denominated, equity-based compensation awarded to our non-employee directors annually as described under “Equity-Based Compensation” on page 23. Our Nominating and Corporate Governance Committee discontinued the services of Hewitt Associates and in August 2008, retained Pearl Meyer & Partners, as a new independent compensation consultant, to advise it on matters related to Board compensation. Generally, our Chairman and Chief Executive Officer reviews the compensation analysis provided by the independent compensation consultant and then makes a recommendation to our Nominating and Corporate Governance Committee regarding Board compensation. Our Nominating and Corporate Governance Committee reviews the data and analysis provided by the independent compensation consultant and our Chairman and Chief Executive Officer’s recommendations. Our Nominating and Corporate Governance Committee generally makes its own recommendations to our Board regarding annual cash compensation and other compensation matters, and our Board approves Board and committee compensation, based on the recommendations of our Nominating and Corporate Governance Committee. However, for the stock options awarded to non-employee directors from 2002 through 2008, our Nominating and Corporate Governance Committee determined the amount of such annual dollar-denominated equity awards based on the report of its independent compensation consultant.

Directors who are employees receive no additional compensation for serving on our Board. The following table describes the compensation arrangements with our non-employee directors for our 2009 and 2010 fiscal years.

Compensation	Fiscal 2009	Fiscal 2010
Annual Cash Retainers(1)(2)
Board Member	$28,000	$40,000
Lead Director	12,500	12,000
Audit Committee Chair	8,000	30,000
Audit Committee Member	—	15,000
Compensation Committee Chair	4,000	20,000
Compensation Committee Member	—	10,000
Nominating and Corporate Governance Chair	4,000	10,000
Nominating and Corporate Governance Member	—	5,000
Finance and Enterprise Risk Committee Chair	4,000	20,000
Finance and Enterprise Risk Committee Member	—	10,000

Cash Meeting Fees(1)(2)
Board Meeting	1,500	—
Audit Committee Meeting
Chair	2,500	—
Member	1,500	—
Compensation and Finance and Enterprise Risk Committee Meeting
Chair	2,500	—
Member	1,500	—
Nominating and Corporate Governance Committee Meeting
Chair	1,500	—
Member	1,500	—
Special Board Committee (if formed) Meeting
Member	1,500	—

Deferred Compensation Plan for Non-Employee Directors	10% match.	10% match until December 31, 2009; 0% thereafter.(3)

Employee Stock Purchase Plan	15% match on the same terms as Company employees.	No participation.(4)

Charitable Matching Grant Program for Non- Employee Directors	$2,000 maximum aggregate annual match.	$2,000 maximum aggregate annual match.

Group Medical and Dental Insurance Plan	Participation on the same terms as Company employees.	Participation on the same terms as Company employees through December 31, 2009; no participation thereafter.(5)

Equity Grant	Annual automatic 4,000 fixed share
stock option grant and a variable
dollar-denominated stock option grant.
The combined grant may not exceed
10,000 shares per non-employee
	director in any calendar year.(6)	Contingent upon shareholder approval of the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, an annual time-based restricted stock award.(7)

(1)

Effective as of the beginning of fiscal 2010, our Board eliminated the payment of meeting fees for Board and Board committee meetings, increased the annual retainers for Board members and Board committee chairs, and established annual retainers for Board committee members.

(2)	We reimburse directors for travel and lodging expenses incurred in connection with Board and Board committee meetings, meetings of our shareholders and traveling to visit our operations.

(3)

On February 27, 2009, our Board of Directors amended our Deferred Compensation Plan for Non-Employee Directors to eliminate the 10% Company match on amounts deferred by non-employee directors under such plan effective as of December 31, 2009, the last day of irrevocable election for calendar 2009 made by our non-employee directors during 2008.

(4)

On February 27, 2009, our Board of Directors amended our employee stock purchase plan to eliminate participation by our non-employee directors in such plan effective as of the beginning of fiscal 2010.

(5)

On January 21, 2009, our Board of Directors approved the discontinuance of participation of our non-employee directors in our group medical and dental plans effective as of January 1, 2010, permitting those non-employee directors who had elected in 2008 to participate in our dental plan for calendar 2009 to continue such coverage through their election.

(6)	The terms of the stock option grants under our 2002 Omnibus Stock Incentive Plan are discussed under the heading “Stock Option Grants” on page 23.
(7)

The terms of the time-based restricted stock award anticipated to be awarded during fiscal 2010 under the 2009 Non-Employee Director Stock Incentive Plan, assuming shareholder approval of such plan at our 2009 Annual Meeting of Shareholders, are discussed under the heading “Restricted Stock Awards” on page 23.

Fiscal 2009 Non-Employee Director Compensation Table

The following table shows the compensation paid to our non-employee directors for our 2009 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bernard P. Aldrich	62,000	64,169	15,914	142,083
Jerome L. Davis	63,000	64,169	9,426	136,595
Sara L. Hays	65,500	64,169	11,107	140,776
John T. Manning	67,000	64,169	4,327	135,496
James L. Martineau	50,500	64,169	2,000	116,669
Robert J. Marzec	78,500	64,169	8,633	151,302
Stephen C. Mitchell	68,500	64,169	4,275	136,944
Richard V. Reynolds	67,000	64,169	9,083	140,252
David E. Weiss	52,000	64,169	6,140	122,309

(1)

Includes cash retainers and meeting fees deferred by non-employee directors under our Deferred Compensation Plan for
Non-Employee Directors, as further described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 24, and contributed by non-employee directors to our employee stock purchase plan, as further described under the heading “Employee Stock Purchase Plan” on page 24.

The table below sets forth the amount of retainer and meeting fees contributed or deferred by our non-employee directors under our Deferred Compensation Plan for Non-Employee Directors and employee stock purchase plan with respect to fiscal 2009.

Name	Deferred Compensation Plan for Non-Employee Directors ($)	Employee Stock Purchase Plan ($)
Bernard P. Aldrich	62,000	—
Jerome L. Davis	41,083	—
Sara L. Hays	65,500	—
John T. Manning	16,750	—
James L. Martineau	—	—
Robert J. Marzec	35,375	4,000
Stephen C. Mitchell	—	4,400
Richard V. Reynolds	50,250	—
David E. Weiss	—	22,000

(2)

This column shows the amount we expensed during fiscal 2009 under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) for the non-qualified stock option awards of 10,000 shares having an exercise price of $18.31 per share made on June 25, 2008, the date of our 2008 Annual Meeting of Shareholders. The assumptions used in making this calculation are set forth in Note 12 (Share-Based Compensation) to our fiscal 2009 Audited Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended February 28, 2009. The grant date fair value of these awards is the same as the amount expensed during fiscal 2009 because the stock options became fully vested during fiscal 2009.

The table below sets forth, as of February 28, 2009, the end of fiscal 2009, certain information with respect to the options to purchase shares of our common stock held by our non-employee directors. All such options were fully vested as of such date.

Name	Aggregate Number of Stock Option Shares (#)	Total Number of Stock Option Grants (#)
Bernard P. Aldrich	46,867	6
Jerome L. Davis	38,632	5
Sara L. Hays	31,025	4
John T. Manning	35,383	5
James L. Martineau	67,441	10
Robert J. Marzec	35,383	5
Stephen C. Mitchell	16,072	2
Richard V. Reynolds	25,383	3
David E. Weiss	35,383	5

Our non-employee directors did not hold any shares of restricted stock as of February 28, 2009.

(3)

This column includes the 10% matching contributions and dividend equivalents paid on phantom stock units pursuant to our Deferred Compensation Plan for Non-Employee Directors, 15% matching contributions and dividends paid on shares held pursuant to our employee stock purchase plan, matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors, and the Company’s portion of premiums under our Group Medical and Dental Insurance Plans.

The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2009.

Name	10% Matching Contribution under our Deferred Compen- sation Plan for Non-Employee Directors ($)	Dividend Equivalents Paid on Phantom Stock Units Held in our Deferred Compensa- tion Plan for Non-Employee Directors ($)	15% Matching Contribution under our Employee Stock Purchase Plan ($)	Dividends Paid on Shares Held in our Employee Stock Purchase Plan ($)	Matching Contribution under our Charitable Matching Contribution Program for Non-Employee Directors ($)	Company Portion of Group Medical and Dental Premiums ($)	Total All Other Compensation ($)
Bernard P. Aldrich	6,200	7,714	—	—	2,000	—	15,914
Jerome L. Davis	4,108	3,318	—	—	2,000	—	9,426
Sara L. Hays	6,550	2,557	—	—	2,000	—	11,107
John T. Manning	1,675	652	—	—	2,000	—	4,327
James L. Martineau	—	—	—	—	2,000	—	2,000
Robert J. Marzec	3,538	1,649	600	218	2,000	628	8,633
Stephen C. Mitchell	—	—	660	1,615	2,000	—	4,275
Richard V. Reynolds	5,025	1,430	—	—	2,000	628	9,083
David E. Weiss	—	—	3,300	840	2,000	—	6,140

Equity-Based Compensation

Stock Option Grants

Since fiscal 1999, the Company has made annual non-qualified stock option grants to our non-employee directors. From fiscal 2002 through fiscal 2009, stock option grants to non-employee directors were issued pursuant to the Company’s shareholder-approved Amended and Restated 2002 Omnibus Stock Incentive Plan. Under such plan, each non-employee director received a stock option grant on the date he or she was first elected to our Board and annually on the date of our annual meeting of shareholders if his or her term continued after such meeting. Non-employee directors received both an automatic fixed grant of options to purchase 4,000 shares of our common stock and a variable, dollar-denominated stock option grant. The total number of shares subject to both types of options provided our non-employee directors with total dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the fiftieth percentile of our peer group of companies used for both executive and non-employee director compensation purposes. However, the total number of shares subject to both types of options granted in any one calendar year could not exceed 10,000 shares per non-employee director. The comparator group of companies that Buck Consultants assisted the Company in identifying during fiscal 2007 was used for benchmarking compensation for the stock option grant made to non-employee directors in June 2008. The list of this comparator group of companies is under the heading “Competitive Market Defined” on page 28.

For purposes of determining the number of options to be granted, each option was valued at 33% of the fair market value of one share of our common stock as of the date of grant of the option. These stock options vest in full six months after the date of grant and have an exercise price equal to 100% of the fair market value of our common stock on the date of grant. The per share exercise price of the options granted in fiscal 2009 was $18.31 for the automatic stock option grants issued to non-employee directors on June 25, 2008, the date of our 2008 Annual Meeting of Shareholders.

As an example, assuming the dollar-denominated, equity-based compensation received by non-employee directors in the fiftieth percentile of our peer group of companies is $72,000 and the fair market value of our common stock on the date of our annual meeting of shareholders is $15.00, then:

•	the value of each option share would equal $4.95 (determined by multiplying $15.00 by 33%);

•

options to purchase an aggregate of 10,000 shares of our common stock (determined by dividing $72,000 by $4.95 and then applying the annual 10,000 share maximum) would be granted to each non-employee director at our annual meeting, in the form of a fixed option to purchase 4,000 shares and an additional option to purchase 6,000 shares (determined by subtracting 4,000 from 10,000); and

•	each option would have an exercise price of $15.00 per share (the fair market value of our common stock on the date of our annual meeting).

If shareholders approve the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, the Company would discontinue making annual stock option grants to our non-employee directors under our 2002 Amended and Restated Omnibus Stock Incentive Plan and would instead make time-based restricted stock awards under our 2009 Non-Employee Director Stock Incentive Plan, as described under the heading, “Restricted Stock Awards” below.

Restricted Stock Awards

If Proposal 3 is approved by our shareholders, each non-employee director would receive a time-based restricted stock award on the date he or she was first elected to our Board and annually on the date of our annual meeting of shareholders if his or her term continued after such meeting. The number of shares of restricted stock subject to the award would be determined by our Board of Directors, after recommendation by our Nominating and Corporate Governance Committee and consideration of various factors, including company performance, market data and trends, performance by our Board as a whole, and the equity-based compensation received by non-employee directors in the fiftieth percentile of our peer group of companies. Each restricted stock award would vest in three equal annual installments commencing on the first anniversary of the date of the award.

Deferred Compensation Plan for Non-Employee Directors

Our non-employee directors may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by our Board of Directors in October 1998 and approved at our 1999 Annual Meeting of Shareholders to encourage our non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. We will match 10% of the elected deferral through December 31, 2009. On February 27, 2009, our Board of Directors amended the plan to eliminate the 10% Company match on amounts deferred by our non-employee directors under such plan effective as of December 31, 2009, the last day of the irrevocable election for calendar 2009 made by non-employee directors in 2008. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from our Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan as to which no trust or other vehicle has been established to hold any shares of our common stock. During fiscal 2009, Messrs. Aldrich, Davis, Manning, Marzec and Reynolds and Ms. Hays participated in this plan. For fiscal 2009, we contributed an aggregate of $27,096 in matching contributions on deferrals made by all non-employee directors as a group to our Deferred Compensation Plan for
Non-Employee Directors and credited an aggregate of $17,320 for dividends paid on shares credited under the plan for our non-employee directors.

Employee Stock Purchase Plan

Through fiscal 2009, our non-employee directors also had the option to participate in our employee stock purchase plan on the same terms as our employees. Under the plan, a non-employee director could purchase our common stock by contributing up to $500 per week to the plan, with Apogee contributing an amount equal to 15% of each participant’s weekly contribution, which is the same percentage matching contribution we make for our employee participants. During fiscal 2009, Messrs. Marzec, Mitchell and Weiss participated in our employee stock purchase plan. For fiscal 2009, we contributed $4,560 in matching contributions to our employee stock purchase plan for the benefit of all non-employee directors as a group and paid an aggregate of $2,673 in dividends on shares of our common stock held by our non-employee directors pursuant to such plan. On February 27, 2009, our employee stock purchase plan was amended to discontinue participation by non-employee directors on February 28, 2009, the end of fiscal 2009.

Charitable Matching Contributions Program for Non-Employee Directors

In October 2004, our Board of Directors adopted a charitable matching contributions program for eligible non-employee directors. Under the plan, we match cash or publicly traded stock contributions made to cultural, educational, social, medical or health related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution. The maximum aggregate amount that we will match is $2,000 per eligible non-employee director per calendar year. During fiscal 2009, all of our non-employee directors participated in this program, and we made charitable contributions totaling $18,000 to match all of the contributions made by our non-employee directors.

Group Medical and Dental Insurance Plan

Since October 2004, our non-employee directors could elect to participate in our group welfare plan, which provides medical and dental insurance coverage to our employees. Non-employee directors could obtain single or family medical and dental coverage on the same terms as our employees. Our non-employee directors pay the employee’s portion of the insurance premium, and we pay the employer portion of the premium. On January 21, 2009, our Board approved the discontinuation of participation of non-employee directors in our group medical and dental plans, effective as of January 1, 2010, permitting those non-employee directors who had made elections during calendar 2008 to participate in such plan for calendar 2009 to continue such coverage through the end of their election period. During fiscal 2009, none of our non-employee directors participated in our group medical plan; Messrs. Marzec and Reynolds participated in our group dental plan. For fiscal 2009, we paid $1,256 in dental insurance premiums for our non-employee directors.

EXECUTIVE COMPENSATION

Named Executive Officers

The “Executive Compensation” section of this proxy statement provides information relating to our executive compensation programs and the compensation paid to or accrued for our Company’s named executive officers during fiscal 2009, 2008 and 2007. Our named executive officers are determined in accordance with SEC rules. During fiscal 2009, Apogee’s named executive officers were:

Russell Huffer	Chairman and Chief Executive Officer

James S. Porter	Chief Financial Officer

Gregory A. Silvestri	Executive Vice President of Apogee Enterprises, Inc. and President of Viracon, Inc.

Patricia A. Beithon	General Counsel and Secretary

Gary R. Johnson	Vice President and Treasurer

(collectively, the “Named Executive Officers”). Our Compensation Committee evaluates and approves each element of compensation for our Named Executive Officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

Compensation Committee of the Board of Directors of Apogee

Bernard P. Aldrich, Chair	David E. Weiss
Stephen C. Mitchell

Compensation Discussion and Analysis

General Compensation Objectives

Compensation Philosophy and Program Objectives

Our Compensation Committee (the “Committee”) sets the overall compensation philosophy for executive officers and other senior management. In establishing objectives for executive compensation, the Committee desires to acknowledge the entrepreneurial style and high-quality products and custom services that are important to Apogee’s history, culture and competitive advantage. Specifically, the objectives of our executive compensation program are to:

•	Attract, motivate and retain executive talent.

•	Reward outstanding performance and offer total direct compensation that is competitive with the market.

•	Pay for sustainable performance in a changing environment.

•	Promote the achievement of long-term sustained performance and strategic objectives that our Board and management believe will lead to long-term growth in shareholder value.

•

Provide total direct compensation at the prevailing market median when Apogee’s performance is at target level, below the median if Apogee’s performance is below target level and above the median when Apogee’s performance is above target level.

•

Provide a flexible compensation package that maintains a strong link between executive pay and performance, recognizes entrepreneurial style and achievement, reinforces the importance of high-quality products and custom services, and reflects the cyclical nature of our business and the industries in which Apogee competes.

•	Provide shareholder alignment.

•

Align the interests of executive officers with those of our shareholders by making annual cash incentive and long-term incentive compensation largely dependent upon the achievement of specified financial performance goals by Apogee as a whole or our business units.

•

Align the interests of executive officers with shareholders by having long-term incentive compensation that provides an opportunity for a meaningful equity position in Apogee and wealth creation opportunities.

Our executive compensation philosophy is intended to provide flexible, yet consistent guidance to the Committee to assist in making decisions annually. It is not intended that the philosophy will change dramatically on an annual basis, yet may change, where appropriate, as the focus or needs of the business change.

Compensation Mix

Fixed Versus Variable Compensation. The Committee believes that the attainment of the program objectives outlined above requires an appropriate mix of fixed and variable compensation, with an emphasis on variable compensation. The mix between fixed and variable compensation emphasizes variable compensation to support the Company’s goals of sustaining performance, providing alignment with shareholders and motivating executives to achieve short- and long-term business objectives.

Short- Versus Long-Term Compensation. The Committee seeks to structure a meaningful balance between achieving short-term annual results and ensuring long-term viability and success. Therefore, the mix of incentives is reviewed and determined each year by the Committee based on the short- and long-term objectives of the business. In general, the Company’s compensation approach is more heavily weighted toward long-term incentives that we believe reinforce the focus on the Company’s goals of sustained performance, entrepreneurial style and high-quality products and services.

Compensation Elements and Determination Factors

The table below provides an overview of the elements, purpose and determination factors of the three core compensation elements used in our current compensation program.

Compensation Element	Purpose	Determinations and Adjustments	Deliverable
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs	Individual performance, experience, tenure, competitive market data and trends, internal equity among positions within the Company with similar responsibilities, executive potential and the Company’s business outlook	Base salary—fixed bi-weekly cash payments Benefits—annual health and welfare insurance, retirement savings programs and stock purchase programs

Short-Term Incentive Plan	Create an incentive for the achievement of pre-defined annual business objectives

For target bonus award opportunities percentages—competitive market data and trends and internal equity among positions within the Company with similar responsibilities

For actual bonus payouts—performance against pre-established criteria in the annual cash incentive plan and individual performance

Annual variable cash payout

Long-Term Incentive Plan	Align the interests of executive officers with shareholders and to focus on sustained performance, entrepreneurial style and high-quality products and services while creating appropriate retention incentives through the use of multi-year vesting schedules

Annual award—individual performance, company performance, market data and trends, internal equity among positions within the Company with similar responsibilities and executive potential

New hire, promotion and special awards—internal equity among positions within the Company with similar responsibilities and market data and trends

Annual award—delivered using approximately 60% performance share awards and approximately 40% stock-settled stock appreciation rights or time-based restricted stock awards

New hire, promotion and special awards—time-based restricted stock awards

Each element of compensation outlined above is considered both individually and collectively when considering compensation adjustments. Compensation adjustments also consider the interrelation between each compensation element to ensure that the entire program is appropriately aligned. In addition, the Committee may also apply discretion in determining specific compensation levels of individual executives. The compensation program is evaluated annually taking into consideration changes to our existing business strategy and plans.

The Committee also considers recommendations regarding the level of compensation paid to executive officers when compared to competitive market data, and seeks input from our Chief Executive Officer and the Committee’s independent compensation consultant. In addition, our Chief Executive Officer assesses each of our other Named Executive Officer’s contributions to our business and his or her ability to execute on our long-term strategy when making recommendations to the Committee regarding compensation, but cannot unilaterally implement compensation changes for any executives reporting directly to him. Our Chief Executive Officer does not participate in the determination of his own compensation. The Committee regularly reviews its discussions regarding our Chief Executive Officer’s compensation with the full Board prior to communicating compensation decisions to our Chief Executive Officer.

Competitive Market and Compensation Positioning

Competitive Market Defined

The Committee uses a combination of comparator or peer group companies and manufacturing and general industry executive compensation surveys to identify competitive market compensation practices and our overall competitive position for its executives. The Committee relies on its independent compensation consultant to annually review and develop a set of appropriate comparator or peer group companies and to identify and use appropriate executive compensation survey sources.

During fiscal 2007, Buck Consultants assisted the Committee in updating the companies in a general industry comparator group (the “Comparator Group”) for executive compensation purposes. The criteria used by Buck Consultants to identify companies to be included in the Comparator Group included:

•	Companies in the same or similar Global Industry Classification Standard (“GICS”) code.

•	Companies with the same market focus (i.e. high-end products, custom products, etc.).

•	Companies with revenue between 50% and 200% of the Company’s projected revenues.

•	Heavy manufacturing companies with the same or similar GICS code as the Company and with the revenue spread described above.

•	Local companies with whom we compete for executive talent.

Using these criteria, Buck Consultants assisted the Committee during fiscal 2007 in determining the Comparator Group for compensation purposes. This Comparator Group was used for fiscal 2008 executive compensation decisions and fiscal 2009 executive compensation decisions made in April 2008. The 30 companies in our Comparator Group at the end of fiscal 2007 were comprised of six building products companies, 16 industrial machinery companies, four life sciences tools and services companies, two electronic equipment manufacturers and two local companies and included:

Actuant Corporation	Jacuzzi Brands, Inc.
Albany International Corp.	Millipore Corporation
Ameron International Corporation	Mueller Water Products, Inc.
Barnes Group Inc.	NCI Building Systems, Inc.
CIRCOR International, Inc.	PerkinElmer, Inc.
Coherent, Inc.	Polaris Industries Inc.
Columbus McKinnon Corporation	PW Eagle, Inc.
Donaldson Company, Inc.	Robbins & Myers, Inc.
ElkCorp	Tennant Company
EnPro Industries, Inc.	The Toro Company
Flir Systems, Inc.	Valmont Industries, Inc.
Gardner Denver, Inc.	Varian, Inc.
Graco Inc.	Waters Corporation
Griffon Corporation	Watts Water Technologies, Inc.
IDEX Corporation	Wolverine Tube, Inc.

During fiscal 2009, Pearl Meyer & Partners assisted the Committee in identifying preliminary selection criteria to be used in developing and/or reviewing a set of appropriate comparator companies (the “Peer Group”) for compensation purposes. The new selection criteria identified for determining and/or reviewing the Company’s Peer Group generally include:

•	Companies with revenue within a range similar to that of Apogee.

•	Companies in the same or similar GICS code as Apogee or its business units.

•	Companies with business model similarity, which may include the following:

•	Provides coatings for special purposes (i.e., protective, UV, etc.),

•	Construction materials, primarily for commercial or industrial application,

•	Specialized/customized product lines,

•	Heavy-duty manufacturing operations and project-directed manufacturing,

•	Project-based businesses,

•	Revenues generated primarily in the United States (U.S. sales greater than 60%),

•	Inclusion in the prior-year Peer Group, to help ensure year-over-year consistency (where appropriate),

•	Market capitalization to revenue ratio (greater than 0.5), and

•	Geographic location (to a lesser degree).

Using the new selection criteria, Pearl Meyer & Partners assisted the Committee in identifying a Peer Group consisting of 22 companies, which included 11 of the 30 companies in the Company’s fiscal 2007 Comparator Group. All 22 companies in the Peer Group meet four or more of the selection criteria outlined above. This 22 company Peer Group was used for fiscal 2009 executive compensation decisions made after January 2009. The 22 companies in our Peer Group at the end of fiscal 2009 included:

Actuant Corporation	Insituform Technologies, Inc.
Azz incorporated	Lydall, Inc.
CLACOR, Inc.	Mueller Water Products, Inc.
Columbus McKinnon Corporation	NCI Building Systems, Inc.
Daktronics, Inc.	Polaris Industries Inc.
Donaldson Company, Inc.	Quaker Chemical Corporation
Eagle Materials Inc.	Quanex Building Products Corporation
EnPro Industries, Inc.	Tennant Company
Graco Inc.	Thomas & Betts Corporation
Griffon Corporation	The Toro Company
H.B. Fuller Company	Valmont Industries, Inc.

The Committee, with the assistance of its independent compensation consultant, will review the Peer Group annually in order to maintain its appropriateness for future compensation comparison purposes, and will review and validate the selection criteria every year to ensure it is in line with our business strategies.

The Committee also reviews the survey source(s) used for corporate and business unit positions annually to ensure they appropriately represent size-specific manufacturing organizations and provide reasonable and reliable compensation data.

Positioning of Compensation

Our executive compensation competitive targeting strategy is as follows:

Compensation Program	Positioning
Base Salary and Benefits	Target at the fiftieth percentile, in general, relative to competitive market practices; above median base salary for unique qualifications, substantial contributions and/or internal value to the Company

Short-Term Incentive Plan	Target slightly below the fiftieth percentile for target total cash compensation (base salary plus annual incentive at the target payout level). Above target performance results in maximum actual total cash compensation that is slightly above the fiftieth percentile and below target performance results in threshold actual total cash compensation that is at or below the twenty-fifth percentile

Long-Term Incentive Plan	Target at or slightly above the fiftieth percentile for target performance and up to the seventy- fifth percentile for maximum performance

Actual pay levels can be above or below the targeted level depending on factors such as individual performance, experience, tenure, internal equity, executive potential and other factors. In general, the Committee desires to balance general internal and external equity but reserves the right to use its discretion, when necessary, to recruit executive officers and/or retain executive officer talent.

Other Executive Compensation Programs

Benefit Programs

Executive officers are eligible to participate in all of our current benefit plans, in each case on the same basis as our other employees, including health and dental insurance, life and disability insurance, our 401(k) retirement plan and our employee stock purchase plan. Executive officers are also eligible to participate in our qualified deferred incentive compensation plan.

•

Health and Welfare Benefits — The Committee recognizes that the Company’s greatest resource is its employees, and therefore, believes that it is appropriate to offer comprehensive and affordable health and welfare benefits to all employees and their eligible family members. Executive officers receive the same benefits as offered to all other full-time employees, with the exception that the Company offers enhanced long-term disability benefits to its executive officers.

•

401(k) Retirement Plan — The Company also believes that contemporary retirement programs that assist executive officers in preparing for retirement are essential to attract and retain senior talent. Our 401(k) tax-qualified plan allows the Company to make annual contributions based on a percentage of an employee’s base earnings and years of service with the Company and to make matching contributions based on employee contributions. This plan is described under the heading “401(k) Retirement Plan” on page 50.

•

Officers’ Supplemental Executive Retirement Plan (“SERP”) — The Company also provided a non-qualified defined benefit retirement compensation plan to certain executive officers. The SERP was frozen in October 2008 and at that time only three current employees were participants. This plan is described under the heading “Officers’ Supplemental Executive Retirement Plan (“SERP”)” on page 48.

•

Deferred Incentive Compensation Plan — The executive officers may also participate in a voluntary non-qualified deferred incentive compensation plan that allows participants to defer up to 100% of the amount that may be earned under the annual cash incentive plan to assist in saving for the future and retirement. This plan is described under the heading “Deferred Incentive Compensation Plan” on page 51.

•

Employee Stock Purchase Plan — The Company believes it is important to provide a program that helps our employees to further invest in the stock and value of the Company, which also continues to align the interests of our employees and shareholders. The plan allows participants to purchase shares of the Company’s common stock by contributing up to $500 per week, with the Company contributing an amount equal to 15% of each participant’s weekly contributions.

•

Perquisites — As of January 1, 2009, all perquisites to executive officers, with the exception of reimbursement of financial and estate planning fees, payment of relocation expenses and enhanced long-term disability benefits, had been eliminated. The perquisites eliminated as of January 1, 2009 are described under the heading “Perquisites” on page 37.

Change-in-Control Coverage

We have entered into change-in-control severance agreements with our Named Executive Officers. The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment between executive officer and shareholder interests. All of the severance agreements contain a “double trigger” for change-in-control benefits, which means that there must be both a change-in-control and a termination of employment for the provisions to apply. The Committee believes the “double trigger” is more equitable than a “single trigger” because it prevents unnecessary payments to Named Executive Officers in the event of a friendly (non-hostile) change-in-control in which the Named Executive Officer’s employment is not terminated and the Named Executive Officer continues to be employed without an adverse effect on his or her compensation, role, responsibilities or job location. The Committee does not consider specific amounts payable under these arrangements when establishing annual compensation. However, the Committee believes that these arrangements are necessary to offer competitive compensation packages. See “Change-in-Control Severance Agreements” on page 54 and “Estimated Benefits Upon Disability, Death or Following a Change-in-Control” on page 55 for more information on these arrangements.

Principal Compensation Program

Base Salary

Base salary reflects the fixed portion of the overall compensation package and is the base amount from which other compensation elements are determined, such as target bonus award opportunities, benefits and retirement savings opportunities. Annual base salary increases generally are effective in May of each year. In determining whether to award base salary increases, the Committee considers individual performance, experience, tenure, competitive market data and trends, internal equity, executive potential and the Company’s business outlook.

Short-Term Incentive Plan

The short-term incentive (annual cash incentive) is designed to reward short-term performance results and generally is based on achievement of objective corporate financial goals (i.e., corporate net sales and earnings per share) for the current fiscal year. At the beginning of each fiscal year, the threshold, target and maximum annual cash incentive award metrics are established based on the annual operating plan approved by our Board. The annual cash incentive for each officer is determined as a percentage of base salary. Once the annual cash incentive award metrics and compensation levels have been set for a fiscal year, performance of Apogee as a whole or of a combination of Apogee and a specific business unit determines the amount payable as an annual cash incentive. Generally, if threshold performance level for all financial goals is achieved, 50% of the target award will be paid, and if maximum performance level for all financial goals is achieved, 140% to 190% of the target award will be paid. For all performance between these levels, awards will be interpolated. The entire annual cash incentive amount is based on the achievement of these objective financial goals. The annual cash incentive program provides a direct link between the executive’s compensation and the Company’s annual performance. The annual cash incentive program is designed to provide a competitive payout for appropriate levels of performance achievement, which is in line with our compensation philosophy and positioning. The Committee has the discretion to reduce payouts as appropriate. An annual cash incentive is paid only when at least one of the annual financial performance thresholds has been met. If threshold performance level for only one financial goal is achieved and not for any of the other financial performance goals, less than 50% of the target award will be paid based on the weighting allocated to the financial performance goal achieved.

Annual cash incentive awards can be made pursuant to either our Amended and Restated Executive Management Incentive Plan or annual cash incentive plan, as described below. Annual cash incentive awards may be deferred in total or in part under our Deferred Incentive Compensation Plan described under the heading “Deferred Incentive Compensation Plan” on page 51.

Amended and Restated Executive Management Incentive Plan. Our Amended and Restated Executive Management Incentive Plan (the “Executive MIP”), an incentive compensation program in which our executive officers may participate at the discretion of the Committee, provides participating executive officers with annual incentive awards based on the attainment of one or more predetermined, objective performance goals related to a specific business unit or Apogee as a whole, or any combination thereof, during a particular fiscal year. The goals for officers participating in our Executive MIP must be based on one or more specific sets of business criteria set forth in our Executive MIP, and the goals may differ for individual participants.

Our Executive MIP is designed to be an annual bonus “pool” plan. Within 90 days after the commencement of each fiscal year, the Committee establishes a bonus pool equal to a percentage of one or more performance factors from a list of approved factors set forth in our Executive MIP and applies a percentage weighting to each such factor, so that the total percentage will be not more than 100% for all factors. The Committee selects participants from an eligible group of senior executives of the Company to participate in a fiscal year’s plan. The Committee then assigns a percentage of the bonus pool to each participating executive, with the total percentage not to exceed 100% for any given year. The maximum total bonus amount payable to any one participant in any given fiscal year under the Executive MIP is $1,500,000. During fiscal 2009, Messrs. Huffer and Porter and Ms. Beithon participated in our Executive MIP.

Annual Cash Incentive Plan. Our Named Executive Officers and other officers who are not selected by the Committee to participate in our Executive MIP during a particular fiscal year may earn annual cash incentive awards under our annual cash incentive plan. At the beginning of each fiscal year, the Committee reviews and approves the annual cash incentive plan presented by our Chief Executive Officer for our other executive officers. Annual cash incentives are entirely based on objective financial performance metrics. During fiscal 2009, Messrs. Silvestri and Johnson participated in our annual cash incentive plan.

Long-Term Incentive Plan

The Company utilizes two long-term incentive instruments. From fiscal 2006 through fiscal 2009, the Company utilized stock-settled stock appreciation rights (“SARs”) and performance shares. Beginning with fiscal 2010, the Company will utilize time-based restricted stock and performance share units as its long-term incentive instruments. The Committee believes these two instruments will align the interests of executive officers and shareholders. Time-based restricted stock, performance shares and performance share units encourage executive officers to focus on Company financial performance, share price appreciation and the future of the Company in the long term by successfully developing, managing and delivering high-quality products and services. The Company believes that performance shares and performance share units provide a stronger link to performance than stock options and time-based restricted stock and may be less dilutive than stock options or SARs, while further encouraging long-term ownership. The mix of long-term incentive instruments is determined annually by the Committee based on the needs of our business (i.e., business strategy/objectives, corporate governance, retention, dilution requirements and other considerations) and the desire to align the interests of our executive officers with the interests of our shareholders. The mix of long-term incentive compensation for our executive officers for fiscal 2009 was approximately 40% SARs and 60% performance shares. The annual award of long-term incentives is generally granted in April of each year. The Company also uses time-based restricted stock awards for new hires, promotions and special awards. Time-based restricted stock awards provide ownership and retention incentive value through the use of multi-year vesting schedules.

Stock-Settled Stock Appreciation Rights (SARs) and Restricted Stock. From fiscal 2006 through fiscal 2009, a fixed dollar value of SARs was granted annually to our executives, generally at the Committee’s meeting in April. All SARs have a grant price equal to fair market value on the date of grant. The number of SARs granted was based on achievement by the individual of his or her business objectives for the preceding fiscal year and was calculated by dividing the target dollar value by the fair value of the award (measured using the Black-Scholes method) at the time of the award. The SARs vest evenly over a three-year period and have a ten-year term. Upon exercise of a SAR, the holder will receive the number of shares of our common stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. The more our common stock price increases after the SARs’ grant date, the more valuable the SARs become. The Committee initially decided to utilize SARs in lieu of stock options because stock-settled SARs are likely to be less dilutive to our shareholders than stock options. In the event of total disability or death, all outstanding SARs will become immediately exercisable for a period of 12 months following the date of total disability or death.

Commencing with fiscal 2010, a fixed dollar value of time-based restricted stock will be granted annually, generally at the Committee’s meeting in April. The fixed dollar value of the time-based restricted stock award for each executive is determined as a percentage of base salary and achievement by the individual of his or her business objectives for the preceding fiscal year. Such restricted stock awards will generally vest in three equal annual installments commencing on the first anniversary date of the award. Commencing with fiscal 2010, the Committee decided to utilize restricted stock awards in lieu of SARs and stock options because restricted stock awards may require the use of fewer shares of stock than SARs or stock options to deliver similar value. In the event of total disability or death prior to the end of the vesting period, the shares of time-based restricted stock will be distributed at the end of the vesting period to the participant, or in the event of death, to his or her estate.

In addition, awards of time-based restricted stock may be made to executive officers upon initial hire or promotion. Such restricted stock awards generally cliff vest over two or three years.

Performance Shares and Performance Share Units. At the beginning of each fiscal year, a new, three-year performance period begins and the corporate financial performance goals for that period are determined by the Committee. Generally, at its meeting in April of each year, the Committee determines the fixed dollar value of performance shares or performance share units that will be granted to each participating executive officer at the threshold, target and maximum award levels based on input from our Chief Executive Officer and consideration of individual performance, company performance, market data and trends, internal equity and executive potential. The fixed dollar value is determined as a percentage of base salary. From fiscal 2006 through fiscal 2009, on the grant date, the participant received: (1) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”), and (2) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). The Issued Shares are subject to forfeiture and certain other restrictions during the performance period. Upon issuance of the Issued Shares, the participant will have, subject to certain restrictions, all the rights of a shareholder with respect to the Issued Shares (including voting rights and the right to receive any dividends or other distributions (whether cash, stock or otherwise) paid on the Issued Shares during the performance period), unless and until such Issued Shares are forfeited. The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued at the end of the performance period may vary from 0% to 200% of the Issued Shares, with the number dependent on meeting the corporate financial performance goals for such Performance Share award.

Commencing in fiscal 2010, the Committee will follow the same process for determining the fixed dollar value of the awards but will instead award performance share units representing the right to receive shares of our common stock at the end of the three-year performance period. Until issuance of the shares at the end of the three-year performance period, the participant will have no voting rights but will have a right to receive dividends or other distributions (whether cash, stock or otherwise) accrued during the three-year performance period and then paid only on the shares earned at the end of the performance period when such shares are issued.

For fiscal 2006 through fiscal 2009, the predetermined corporate financial goals selected by the Committee were (1) average return on invested capital, (2) cumulative earnings per share, and (3) market share growth, each of which are weighted equally. These financial metrics at the target level are consistent with our stated goals of growing net sales annually by 8% and increasing earnings per share annually by 20% during that time period.

Because the performance period for the awards is three years, the Committee believes that the awards will have a strong retention value and allow for the cyclicality of our businesses, particularly those businesses within our Architectural segment. If Apogee performs better than the target level, more Performance Shares and performance share units will vest. Likewise, if Apogee performs below the target level, fewer or no Performance Shares or performance share units will vest. Also, our Performance Shares and performance share units will become more valuable if our stock price increases. In the event of retirement, early retirement, total disability or death prior to the end of the performance period, the Performance Shares and performance share units earned based on the financial performance goals will be distributed at the end of the performance period to the participant, or in the event of death, to his or her estate.

Timing of Long-Term Incentive Equity Awards. The Committee makes the annual grant of long-term equity awards to the executives primarily at its regularly scheduled meeting held during the Company’s first quarter of each fiscal year, generally in mid to late April. This has been our practice for several years and the exact date of such meeting is generally established by the Committee more than a year in advance of the meeting. All such awards are based on the closing price of our common stock on the NASDAQ Global Select Market on the date of such Committee meeting. Awards of time-based restricted stock may be made to newly hired or promoted executive officers and other members of senior management at other Committee meetings held throughout the year.

Fiscal 2009 Executive Compensation Decisions

Annual Performance Evaluations

Annually, the performance of each of our Named Executive Officers is evaluated against agreed-upon business objectives. The annual performance evaluation of our Chief Executive Officer is conducted by our Nominating and Corporate Governance Committee, and assessments are solicited from all our non-employee directors. The Chair of our Nominating and Corporate Governance Committee reviews the results of the annual performance evaluation of our Chief Executive Officer with members of our Nominating and Corporate Governance and Compensation Committees and our full Board. For fiscal 2009, in addition to the financial objectives for annual cash incentives and Performance Shares, the business objectives for our Chief Executive Officer were based on strategy vision and implementation, succession planning, leadership development, execution of our Company-wide ERP implementation, operational and process improvement at our Harmon, Inc. subsidiary, and integration of our Tubelite, Inc. subsidiary, which we acquired in December 2007. Our Chief Executive Officer conducts the annual performance evaluations of our other Named Executive Officers and reviews the results with members of the Committee. The annual performance evaluations of our Named Executive Officers are important factors used by the Committee in determining the appropriate pay levels for our Chief Executive Officer and other Named Executive Officers for the upcoming fiscal year, and in deciding whether to reduce the annual cash incentive award for the just-completed fiscal year. In addition, the annual performance evaluations of our Named Executive Officers are the primary criterion used by the Committee in making the SAR awards.

Compensation Review

During fiscal 2009, the Committee used a compensation “tally sheet” to review total direct compensation (base salary, annual cash incentive award and long-term incentive awards), perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through Company equity and retirement plans for our Named Executive Officers. The Committee also reviewed its compensation consultant’s independent analyses of compensation for our Named Executive Officers and other executive officers and senior management based on the Committee’s compensation consultant’s information on comparable positions at companies in our peer group, which was based on both published survey sources and company proxy data to determine our competitive positioning relative to our Comparator Group or Peer Group. For purposes of compensation discussions, the Committee relied upon information on our Comparator Group provided by Buck Consultants for decisions made in April 2008 and on our Peer Group provided by Pearl Meyer & Partners for decisions made after January 2009.

Base Salaries

In May 2008, the Committee approved increases to the base salaries of our Named Executive Officers. The amount of base salary and year-over-year increase for each of our Named Executive Officers in fiscal 2009 is set forth in the following table.

Base Salary Table

Name	Fiscal Year 2008 ($)	Fiscal Year 2009 ($)		Percent Increase in Fiscal Year 2009 (%)
Russell Huffer	665,000	700,000		5.3
James S. Porter	325,000	334,750		3.0
Gregory A. Silvestri	340,000	350,200		3.0
Patricia A. Beithon	269,000	277,070		3.0
Gary R. Johnson	176,750	182,935	(1)	3.5

(1)

Mr. Johnson’s annual base salary was increased to $192,679 effective January 1, 2009 when the Company eliminated automobile allowances for our executive officers. None of the other Named Executive Officers received base salary increases as a result of elimination of this perquisite.

Salary increases for our Named Executive Officers for fiscal 2009 were determined by the Committee after considering salary data from our Comparator Group provided by Buck Consultants, the Committee’s compensation consultant at that time, and consideration of internal pay relationships based on relative duties and responsibilities of our Named Executive Officers. The Committee also considered a number of other factors including Company performance during fiscal 2008, individual performance, experience, tenure, competitive market data and trends, internal equity, executive potential and the Company’s business outlook in making salary increase decisions for our Named Executive Officers.

The fiscal 2009 base salaries of our Named Executive Officers were approximately at the fiftieth percentile of comparable positions in our Comparator Group, ranging from 42% to 52% for our Named Executive Officers.

Fiscal 2009 Annual Cash Incentive

For fiscal 2009, the corporate financial performance goals for the annual cash incentive for our Chief Executive officer and other Named Executive Officers were net sales and earnings per share at the following levels: net sales—$975,000,000 at threshold, $1,007,042,000 at target and $1,030,000,000 at maximum; and earnings per share from continuing operations—$1.81 at threshold, $1.87 at target and $2.00 at maximum. The Committee believes these metrics measure successful execution of our strategic growth initiatives and improvements in operational performance, which should result in increased shareholder return. Fiscal 2009 annual cash incentive awards for Messrs. Huffer and Porter and Ms. Beithon were made pursuant to our Executive MIP and for Messrs. Silvestri and Johnson, pursuant to our annual cash incentive plan. The table below sets forth certain information with respect to fiscal 2009 annual cash incentive compensation award payout ranges as a percentage of fiscal 2009 salary for our Named Executive Officers.

	Fiscal 2009 Annual Cash Incentive Compensation
Name	Payout Range as a Percentage of Salary (%)	Threshold Payout as a Percentage of Salary (%)(1)	Target Payout as a Percentage of Salary (%)(2)	Maximum Payout as a Percentage of Salary (%)(3)
Russell Huffer	0 – 112.50	12.37	75.00	112.50
James S. Porter	0 – 70.00	8.25	50.00	70.00
Gregory A. Silvestri	0 – 70.00	8.25	50.00	70.00
Patricia A. Beithon	0 – 70.00	6.19	37.50	70.00
Gary R. Johnson	0 – 45.00	4.13	25.00	45.00

(1)	Assumes threshold performance level is achieved for only the financial performance goal with the lowest weighting and is not achieved for any other financial performance goals.
(2)	Assumes target performance level is achieved for all financial performance goals.
(3)	Assumes maximum performance level is achieved for all financial performance goals.

The Company achieved net sales of $925,502,000 and earnings per share from continuing operations of $1.82. The Company did not achieve the threshold for the net sales metric but achieved the fiscal 2009 earnings per share metric at slightly above the threshold level. Information regarding the fiscal 2009 annual cash incentive awards is set forth below.

Name	Annual Cash Incentive Award ($)	Percentage of Fiscal 2009 Salary (%)
Russell Huffer	205,240	29.3
James S. Porter	65,410	19.5
Gregory A. Silvestri	68,429	19.5
Patricia A. Beithon	40,618	14.7
Gary R. Johnson	17,873	9.8

For fiscal 2009, total base salary and actual annual cash incentives for our Named Executive Officers were generally less than the twenty-fifth percentile of an average of comparable positions at our Peer Group and manufacturing and general industry executive compensation surveys, based on data provided by Pearl Meyer & Partners. These percentages are consistent with the Committee’s compensation objective of having total cash compensation (base salary and annual cash incentive) be below the median cash compensation for comparable positions when the Company has underperformed on all financial metrics for the annual cash incentive for such year. The amounts of the fiscal 2009 annual cash incentive award payouts as determined by the Committee are also disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 39.

Long-Term Incentives

On April 29, 2008, as part of establishing fiscal 2009 compensation and considering the results of the fiscal 2008 annual performance evaluations of our Named Executive Officers and data on competitive levels of total direct compensation for comparable positions at companies in our Comparator Group, based on data provided by Buck Consultants, the Committee determined the fixed dollar value, as a percentage of base salary at the threshold, target and maximum award levels for each of our Named Executive Officers. Based on this analysis and review, the Committee awarded Performance Shares to our Named Executive Officers on April 29, 2008 as follows:

Name	Number of Performance Shares Issued at Target Level (#)	Value of Performance Shares Issued at Target Level ($)	Percentage of Fiscal 2009 Base Salary (%)	Right to Receive Additional Performance Shares if Maximum Level of Performance is Achieved (#)
Russell Huffer	32,422	669,991	100	32,422
James S. Porter	11,629	251,070	75	11,629
Gregory A. Silvestri	12,165	262,642	75	12,165
Patricia A. Beithon	9,625	207,804	75	9,625
Gary R. Johnson	3,389	73,169	40	3,389

In addition, on April 29, 2008, after considering our Board’s evaluation of the performance of our Chief Executive Officer against his business goals for fiscal 2008 and discussing with our Chief Executive Officer the performance of each of our other Named Executive Officers against his or her business goals, the Committee determined that each of our Named Executive Officers had substantially met his or her business goals for fiscal 2008 and awarded our Named Executive Officers SARs as follows:

Name	Number of SARs Awarded (#)	Percentage of Fiscal 2009 Salary (%)	Grant Price ($)
Russell Huffer	81,055	88	21.59
James S. Porter	20,289	46	21.59
Gregory A. Silvestri	21,226	46	21.59
Patricia A. Beithon	17,104	47	21.59
Gary R. Johnson	3,696	15	21.59

Total direct compensation for fiscal 2009 (base salary, actual annual cash incentives awarded on April 28, 2009 for fiscal 2009, and long-term incentives granted in fiscal 2009) was approximately at the thirty-third percentile of an average of comparable positions at our Peer Group and manufacturing and general industry executive compensation surveys, based on data provided by Pearl Meyer & Partners, ranging from 30% to 35% for our Named Executive Officers and long-term incentives granted in fiscal 2009 were at approximately the forty-second percentile, ranging from 40% to 45% for our Named Executive Officers. These percentages are consistent with the Committee’s compensation objective of having long-term incentives be below the median for comparable positions when the Company has underperformed on all financial metrics for such year.

Perquisites

During fiscal 2009, the Committee reviewed all remaining perquisites and discontinued all perquisites for our Named Executive Officers effective as of January 1, 2009, with the exception of reimbursement of limited financial and estate planning fees, reimbursement of relocation expenses, and enhanced long-term disability insurance. Perquisites eliminated effective as of January 1, 2009 include payment of an annual automobile allowance of $9,744, reimbursement of expenses for a spouse to travel and participate in Board and Company functions, tax reimbursement with respect to payment of travel expenses for a spouse, and reimbursement of executive health physical costs. Commencing with fiscal 2009, the Company discontinued reimbursement to our Chief Executive Officer for country club and social club dues.

Fiscal 2007 - 2009 Performance Share Payouts

At the beginning of fiscal 2007, Performance Shares having a three-year performance period which ended as of the end of fiscal 2009 were awarded. The predetermined corporate financial goals were average return on invested capital (“ROIC”), cumulative earnings per share (“EPS”) and market share growth, each weighted equally. Market share growth was based on Architectural segment growth and Large-Scale Optical segment value-added picture framing glass and acrylic growth, which are weighted 85% and 15%, respectively, of the market share growth metric. The minimum, target and maximum for these Performance Share awards are set forth below.

Fiscal 2007 - 2009 Performance Share Awards Payout Metrics

Performance Metric	Weight (%)	Minimum (50%)	Target (100%)	Maximum (200%)
Average ROIC	33-1/3	8.0%	10.2%	12.5%
Cumulative EPS	33-1/3	$3.26	$3.49	$3.74
Market Share Growth	33-1/3
Architectural Segment (85% of 33-1/3%)		41.0%	44.9%	51.0%
Large-Scale Optical (15% of 33-1/3%)		27.0%	30.0%	33.0%

After completion of our fiscal 2009 audit, it was determined that the payout on the fiscal 2007 - 2009 Performance Shares was at the 124.68% level based on an average ROIC of 10.8%; cumulative EPS of $4.60; market share growth of 42.5% for the Architectural segment and 19.6% for the Large-Scale Optical segment. Information regarding the 2007 - 2009 Performance Share payouts is set forth below.

Fiscal 2007 - 2009 Performance Share Payout

Name	Target Level of Shares (#)	Additional Shares Issued (#)	Total Performance Share Payout (#)(1)	Market Value of Total Performance Share Payout (#)(2)
Russell Huffer	39,949	9,859	49,808	669,420
James S. Porter	14,277	3,524	17,801	239,245
Gregory A. Silvestri(3)	N/A	N/A	N/A	N/A
Patricia A. Beithon	12,360	3,050	15,410	207,110
Gary R. Johnson	4,332	1,069	5,401	72,589

(1)	Equals the share amounts in the “Target Level of Shares” and “Additional Shares Issued” columns.
(2)

Market value of the total performance share payout is calculated by multiplying the closing price ($13.44) of our common stock on the NASDAQ Global Select Market on April 28, 2009, the date the Committee approved the final award.

(3)	Mr. Silvestri was not employed by the Company until August 2007, and, therefore, did not receive a fiscal 2007 - 2009 Performance Share award.

Stock Ownership Guidelines for Executive Officers

Our Board of Directors believes that our executive officers should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for our executive officers in 2001. The guidelines encourage share ownership in an amount having a market value of a multiple of an executive officer’s annual base salary, to be achieved within five years of becoming an executive officer. For purposes of calculating stock ownership of our executive officers, we include issued but unearned Performance Shares, performance share units at target level, shares held pursuant to our Legacy Partnership Plan, and shares of restricted stock and restricted stock units. We do not include unexercised stock options or SARs. The guideline is five times annual base salary for our Chief Executive Officer; three times annual base salary for our Executive Vice President, Chief Financial Officer and General Counsel; and two times annual base salary for our other executive officers. As of the end of fiscal 2009, Messrs. Huffer, Porter and Johnson and Ms. Beithon had achieved their stock ownership guidelines, and Mr. Silvestri, who joined the Company in 2007, is making progress to meet his stock ownership guidelines within five years of becoming an executive officer. The Committee reviews share ownership levels of our executive officers annually.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any of our Named Executive Officers, excluding our Chief Financial Officer. Our Executive MIP was approved by shareholders in 2007 and includes specific performance criteria; therefore, annual incentive awards granted under our Executive MIP are deemed to meet the requirements of Section 162(m). The Committee believes that compensation paid pursuant to our Executive MIP will be deductible.

Our shareholders approved our 1997 Omnibus Stock Incentive Plan at our 1997 Annual Meeting of Shareholders, our Amended and Restated 2002 Omnibus Stock Incentive Plan at our 2002 Annual Meeting of Shareholders and amendments to our Amended and Restated 2002 Omnibus Stock Incentive Plan at our 2006 Annual Meeting of Shareholders. Therefore, compensation attributable to stock options, stock appreciation rights, restricted stock, restricted stock units, Performance Share and performance share unit awards and certain other awards granted under those plans may be excluded from the $1,000,000 cap under Section 162(m) as well. Additionally, cash compensation voluntarily deferred by our executive officers under our Deferred Incentive Compensation Plan and Legacy Partnership Plan is not subject to the Section 162(m) cap until the year paid. Compensation paid in fiscal 2009 subject to the Section 162(m) cap is not expected to exceed $1,000,000 for any of our Named Executive Officers other than Mr. Huffer, whose compensation exceeded the $1,000,000 cap by $1,450,233. As noted above, the compensation paid to Mr. Huffer pursuant to our Executive MIP and Amended and Restated 2002 Omnibus Stock Incentive Plan is expected to be deductible. However, Mr. Huffer exceeded the Section 162(m) $1,000,000 cap in fiscal 2009 primarily due to the vesting of the 2006 – 2008 Performance Shares, which did not comply with the requirements of Section 162(m). The Committee believes that all currently outstanding Performance Share awards meet the requirements of Section 162(m). Therefore, the Committee believes that, except for Mr. Huffer, Apogee will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to its Named Executive Officers.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of Apogee and our shareholders. The Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Apogee and our shareholders.

Upon shareholder approval, our 2009 Stock Incentive Plan would also meet the requirements of Section 162(m) for performance-based compensation paid above $1,000,000 for applicable Named Executive Officers to be tax deductible by the Company.

Summary Compensation Table

The following table sets forth the total compensation for services in all capacities for fiscal 2009, 2008 and 2007 awarded to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Russell Huffer Chairman, President and Chief Executive Officer	2009 2008 2007	693,266 658,269 625,385	— — —	(121,643 1,032,419 704,464)	1,206,464 1,104,710 498,761	205,240 748,125 708,750	671,461 388,146 377,071	80,419 93,035 91,610	2,735,207 4,024,704 3,006,041

James S. Porter Chief Financial Officer	2009 2008 2007	332,875 320,231 298,631	— — —	(24,696 363,222 229,220)	139,466 106,867 61,697	65,410 227,500 210,140	— — —	37,782 35,369 33,923	550,837 1,053,189 833,611

Gregory A. Silvestri Executive Vice President and President of Viracon, Inc.	2009 2008 2007	349,546 176,539 N/A	— 75,000 —	49,865 27,535 N/A	44,735 N/A N/A	68,429 128,925 N/A	— — N/A	12,155 87,704 N/A	524,730 495,703 N/A

Patricia A. Beithon General Counsel and Corporate Secretary	2009 2008 2007	275,208 267,250 258,546	— — —	(178 355,558 257,080)	120,483 178,645 117,665	40,618 151,313 146,194	72,707 51,318 51,220	39,201 42,131 40,143	548,039 1,046,215 870,848

Gary R. Johnson Vice President and Treasurer	2009 2008 2007	183,245 175,600 169,895	— — —	(2,168 120,140 84,400)	25,624 29,725 24,552	17,873 79,538 76,849	7,110 2,432 1,217	25,099 26,280 26,592	256,783 433,715 385,505

(1)

Prior to fiscal 2007, the cash portion of any annual incentive bonus awarded to our Named Executive Officers pursuant to our Executive MIP or individual cash bonus plans would have been reported in the “Bonus” column. In accordance with the SEC disclosure rules, amounts awarded to our Named Executive Officers under these plans for the years shown in the table are reported in the “Non-Equity Incentive Plan Compensation” column. The amount shown in this column for fiscal 2008 for Mr. Silvestri is a cash signing bonus paid in connection with his joining the Company in August 2007.

(2)

This column shows the amount we expensed during the applicable fiscal year under SFAS 123R for outstanding Performance Share awards and restricted stock awards granted during the applicable fiscal year and previous years, and for outstanding Pool B Shares issued under our Legacy Partnership Plan, which is described under “Legacy Partnership Plan” on page 51. The compensation expense for these awards has been determined based on the assumptions set forth in Note 12 (Share-Based Compensation) to our fiscal 2009 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009, except that the assumption related to forfeiture is not included in the calculations for these purposes. Additional information regarding the equity awards made during fiscal 2009 is set forth in the “Fiscal 2009 Grants of Plan-Based Awards” table on page 42.

(3)

This column shows the amount we expensed during the applicable fiscal year under SFAS 123R for outstanding stock appreciation rights (“SARs”) and stock options granted during the applicable fiscal year and prior years. The compensation expense for these awards has been determined based on the assumptions set forth in Note 12 (Share-Based Compensation) to our fiscal 2009 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009, except that the assumption related to forfeiture is not included in the calculations for these purposes. Additional information regarding the SAR and stock option awards made during fiscal 2009 is set forth in the “Fiscal 2009 Grants of
Plan-Based Awards” table on page 42.

(4)

The amounts in this column represent the annual cash incentive awards to our Named Executive Officers pursuant to our Executive MIP or individual annual cash incentive plan for the applicable fiscal year. The Executive MIP and individual annual cash incentive plan are discussed under the heading “Short-Term Incentive Plan” on page 31, and the awards made thereunder, are discussed under the heading “Fiscal 2009 Annual Cash Incentive” on page 35 and “Grants of Plan-Based Awards” on page 42.

(5)

This column reflects the change in present value of benefits under our SERP and “above-market” earnings on amounts deferred pursuant to our Deferred Incentive Compensation Plan. The amounts shown in the table for Mr. Huffer include $661,129 in present value of benefits under our SERP and $10,332 in “above-market” earnings on amounts deferred pursuant to our Deferred Incentive Compensation Plan for fiscal 2009, $384,602 and $3,544 for fiscal 2008, and $375,297 and $1,774 for fiscal 2007. The increase in present value of benefits under our SERP for Mr. Huffer for fiscal 2009 is primarily due to the larger-than-average Non-Equity Incentive Plan Compensation amount that was earned for fiscal 2008 and paid in fiscal 2009. The amounts shown in the table for Ms. Beithon for all three years include only the change in present value of benefits under our SERP. The amounts shown in the table for Mr. Johnson include only “above-market” earnings on amounts deferred pursuant to our Deferred Incentive Compensation Plan.

(6)	The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2009.

All Other Compensation Table

Name	Perquisites ($)		Tax Reimburse- ments ($)(a)	Insurance Premiums ($)(b)	Company Contributions to Defined Contribution Plans ($)(c)	Dividends or Earnings on Stock Awards ($)(d)	Total All Other Compensation ($)
Russell Huffer	15,554	(e)(f)	742	990	19,637	43,496	80,419
James S. Porter	8,747	(e)(g)	244	990	13,538	14,263	37,782
Gregory A. Silvestri	—		—	990	6,287	4,878	12,155
Patricia A. Beithon	8,625	(e)(h)	—	908	14,182	15,486	39,201
Gary R. Johnson	8,245	(e)	—	603	11,466	4,785	25,099

(a)

This column reports reimbursement of taxes owed with respect to payment of travel expenses of a Named Executive Officer’s spouse to travel and participate in Board and Company functions which included spouse participation. The Company discontinued paying spousal travel expenses and related reimbursement of taxes with respect to such payments effective January 1, 2009.

(b)	This column reports the annual long-term disability insurance premiums for enhanced long-term disability insurance for our Named Executive Officers.

(c)

This column reports the amounts set aside or accrued by the Company during fiscal 2009 under our 401(k) retirement plan as an annual retirement plan contribution and as matching contributions on our Named Executive Officers’ contributions to such plan, and under our employee stock purchase plan as a 15% matching contribution on our Named Executive Officers’ contributions to such plan. Such contribution amounts are set forth in the table below. Both our 401(k) retirement plan and employee stock purchase plan are applicable to our Named Executive Officers on the same basis as to all eligible employees.

Name	401(k) Retirement Plan Annual Retirement Contribution ($)	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contribution ($)
Russell Huffer	11,500	4,237	3,900
James S. Porter	9,200	2,778	1,560
Gregory A. Silvestri	4,041	2,246	—
Patricia A. Beithon	6,900	4,162	3,120
Gary R. Johnson	7,232	4,039	195

(d)

This column represents dividends paid on unvested restricted stock, unvested Pool B Shares issued under our Legacy Partnership Plan and unearned Performance Shares issued at target level (a practice the Company eliminated with awards of Performance Shares or performance share units made after fiscal 2009).

For each Named Executive Officer, the dividends paid on unearned Performance Shares (a practice the Company eliminated with awards of Performance Shares or performance share units made after fiscal 2009), unvested shares of restricted stock and unvested Pool B Shares during fiscal 2009, are listed below.

	Dividends Paid On
Name	Performance Shares ($)	Restricted Stock ($)	Pool B Shares ($)
Russell Huffer	31,057	—	12,439
James S. Porter	11,190	—	3,073
Gregory A. Silvestri	3,783	1,095	—
Patricia A. Beithon	9,431	—	6,055
Gary R. Johnson	3,310	—	1,475

(e)	Includes $8,245 of automobile allowance for the first ten months of fiscal 2009. The Company discontinued providing an automobile allowance to its executive officers effective January 1, 2009.
(f)

Includes payment of executive health physical costs of $3,598, reimbursement of financial and estate planning fees of $2,000 and payment of travel expenses of $1,711 for Mr. Huffer’s spouse to travel and participate in Company functions. The Company discontinued paying the costs of executive health physicals and spousal travel expenses effective January 1, 2009.

(g)	Includes payment of travel expenses of $502 for Mr. Porter’s spouse to travel to participate in Company functions. The Company discontinued paying spousal travel expenses effective January 1, 2009.
(h)	Includes reimbursement of financial and estate planning fees of $380.

Grants of Plan-Based Awards

The following table sets forth information concerning estimated future payouts under our annual cash incentive plans, estimated future payouts of Performance Share awards, and SAR and option awards made to our Named Executive Officers during fiscal 2009. Each of the equity awards listed in the table below was made under our Amended and Restated 2002 Omnibus Stock Incentive Plan.

Fiscal 2009 Grants of Plan-Based Awards

Name	Grant Date	Date of Compensation Committee Meeting at Which Grant Was Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	— 4/29/2008 4/29/2008 4/30/2008 4/30/2008	— 4/29/2008 4/29/2008 4/10/2003 4/14/2004	86,590 — — — —	525,000 — — — —	787,500 — — — —	— 16,211 — — —	— 32,422 — — —	— 64,844 — — —	— — — — —	— — 81,055 26,725 52,599	(5) (6)(7) (6)(8)	$ $ $	— — 21.59 22.31 22.31	— 699,991 613,295 208,957 411,261
James S. Porter	— 4/29/2008 4/29/2008	— 4/29/2008 4/29/2008	27,617 — —	167,375 — —	234,325 — —	— 5,815 —	— 11,629 —	— 23,258 —	— — —	— — 20,289	(5)	$	— — 21.59	— 251,070 153,515
Gregory A. Silvestri	— 4/29/2008 4/29/2008	— 4/29/2008 4/29/2008	28,892 — —	175,100 — —	245,140 — —	— 6,083 —	— 12,165 —	— 24,330 —	— — —	— — 21,226	(5)	$	— — 21.59	— 262,642 160,604
Patricia A. Beithon	— 4/29/2008 4/29/2008	— 4/29/2008 4/29/2008	17,151 — —	103,901 — —	193,949 — —	— 4,813 —	— 9,625 —	— 19,250 —	— — —	— — 17,104	(5)	$	— — 21.59	— 207,804 129,416
Gary R. Johnson	— 4/29/2008 4/29/2008	— 4/29/2008 4/29/2008	7,555 — —	45,734 — —	82,321 — —	— 1,695 —	— 3,389 —	— 6,778 —	— — —	— — 3,696	(5)	$	— — 21.59	— 73,169 27,965

(1)

These columns show the range of possible payouts under the annual cash incentive awards granted on April 29, 2008 based on fiscal 2009 performance, which were accrued for during fiscal 2009. Payout levels were based on net sales and earnings per share results achieved for fiscal 2009. Amounts shown in the “Threshold ($)” column assume threshold performance level is achieved for only the financial performance goal with the lowest weighting and is not achieved for any other financial performance goals. Amounts shown in the “Target ($)” and “Maximum ($)” columns assume target and maximum performance levels, respectively, are achieved for all financial performance goals. Final award determinations and payment were made during fiscal 2010. Messrs. Huffer’s and Porter’s and Ms. Beithon’s annual cash incentive awards were made pursuant to our Executive MIP described under the heading “Amended and Restated Executive Management Incentive Plan” on page 32. The annual cash incentive awards for our other Named Executive Officers were made pursuant to our annual cash incentive plan described under the heading “Annual Cash Incentive Plan” on page 32. The annual cash incentive award payment for fiscal 2009 was made at between the threshold and target payout level as described under the heading “Fiscal 2009 Annual Cash Incentive” on page 35 and is shown in the “Summary Compensation Table” on page 39 in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

These columns show the threshold, target and maximum level of shares to be earned under our Performance Share award program for the three-year performance period beginning on the first day of fiscal 2009 and ending on the last day of fiscal 2011. The level of shares to be earned is based upon Apogee’s average return on invested capital, cumulative earnings per share and market share growth. The participant has the right to vote and receive dividends on the number of unearned Performance Shares issued at the target level (a practice the Company eliminated for awards made after fiscal 2009). The Performance Share award program is described under the heading “Performance Shares and Performance Share Units” on page 33.

(3)	SAR awards and stock option grants have an exercise price equal to 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

(4)

The fair value of the Performance Share awards is calculated by multiplying the number of Performance Shares at target level by $21.59, the closing price of our common stock on the NASDAQ Global Select Market on April 29, 2008, the date of grant. The fair value of the SAR and non-qualified stock option awards in each case is the SFAS 123R value of such awards based on a per share value which was determined based on the assumptions set forth in Note 12 (Share-Based Compensation) to our fiscal 2009 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009. The per share value was $7.5664 for the SARs granted on April 28, 2008, and $7.8188 for the non-qualified stock options granted on April 30, 2008.

(5)

These SARs were awarded on April 29, 2008 based on performance during fiscal 2008. The SARs vest in equal annual installments on the first three anniversaries of the grant date and have ten-year terms. Our SARs program is described under “Stock-Settled Stock Appreciation Rights (SARs) and Restricted Stock” on page 32.

(6)

These options are “reload” options that were granted on the dates set forth in the “Grant Date” column upon exercise of an option with a reload feature. Under the terms of certain stock option grants originally made in 2002, 2003 and 2004, if the option exercise price was paid by surrendering shares of our stock owned by the option holder for at least six months prior to the exercise, the option holder was granted a number of “reload” options equal to the number of shares surrendered, but having an exercise price equal to the fair market price at the time of the exercise of the original options. To the extent the option holder also surrendered previously owned shares to pay the income taxes due on the exercise, additional “reload” options were granted on those surrendered shares. The original stock option grants permitted a holder to exercise and reload one time. The “reload” options issued upon exercise of an option with a reload feature vest six months after the date of grant, expire on the same date as the original option grant and do not have a reload feature. Ms. Beithon is the only Named Executive Officer who holds options with a reload feature, all of which will expire on April 14, 2014.

(7)	These “reload” options vested on October 31, 2008, expire on April 10, 2013, in accordance with the terms of the original option grant, and do not have a reload feature.
(8)	These “reload” options vested on October 31, 2008, expire on April 14, 2014, in accordance with the terms of the original option grant, and do not have a reload feature.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards held by our Named Executive Officers as of February 28, 2009, the last day of our 2009 fiscal year.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Russell	4/10/2002	(4)	8,010	—	12.8400	4/10/2012	—		—	—		—
Huffer	4/10/2003	(4)	11,273	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	8,640	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	71,186	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	54,502	27,251	15.7700	4/25/2016	—		—	—		—
	4/16/2007	(6)	54,159	—	24.0600	6/18/2012	—		—	—		—
	5/01/2007	(5)	25,402	50,802	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	—	81,055	21.5900	4/29/2018	—		—	—		—
	4/30/2008	(6)	26,725	—	22.3100	4/10/2013	—		—	—		—
	4/30/2008	(6)	52,599	—	22.3100	4/10/2014	—		—	—		—
	—		—	—	—	—	—		—	79,898	(7)	756,634
	—		—	—	—	—	—		—	27,491	(8)	260,340
	—		—	—	—	—	—		—	32,422	(9)	307,036
	—		—	—	—	—	39,998	(10)	378,781	—		—
James S.	4/15/1999	(4)	6,000	—	11.3125	4/15/2009	—		—	—		—
Porter	4/12/2000	(4)	9,000	—	4.8125	4/12/2010	—		—	—		—
	7/28/2000	(4)	3,776	—	4.3125	7/28/2010	—		—	—		—
	4/11/2001	(4)	6,000	—	8.6000	4/11/2011	—		—	—		—
	4/10/2002	(4)	6,000	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	4,500	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	6,600	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	5,101	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	12,919	6,459	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	6,020	12,038	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	—	20,289	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	28,554	(7)	270,406
	—		—	—	—	—	—		—	10,076	(8)	95,420
	—		—	—	—	—	—		—	11,629	(9)	110,127
	—		—	—	—	—	9,880	(10)	93,564	—		—

Name	Option Awards						Stock Awards
	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory A.	4/29/2008	(5)	—	21,226	21.5900	4/29/2018	—		—	—		—
Silvestri	—		—	—	—	—	—		—	12,165	(9)	115,203
	—		—	—	—	—	3,520	(11)	33,334			—
Patricia A.	4/11/2001	(4)	10,000	—	8.6000	4/11/2011	—		—	—		—
Beithon	4/10/2002	(4)	19,447	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	9,916	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	22,000	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	17,411	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	11,293	5,646	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	4,982	9,964	24.1900	5/01/2017	—		—	—		—
	7/02/2007	(6)	3,176	—	28.7400	4/10/2013	—		—	—		—
	7/02/2007	(6)	389	—	28.7400	6/18/2012	—		—	—		—
	4/29/2008	(5)	—	17,104	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	24,720	(7)	234,098
	—		—	—	—	—	—		—	8,340	(8)	78,980
	—		—	—	—	—	—		—	9,625	(9)	91,149
	—		—	—	—	—	19,470	(10)	184,381	—		—
Gary R.	4/15/1999	(4)	1,500	—	11.3125	4/15/2009	—		—	—		—
Johnson	4/12/2000	(4)	2,250	—	4.8125	4/12/2010	—		—	—		—
	12/11/2000	(4)	3,000	—	5.4688	12/11/2010	—		—	—		—
	4/11/2001	(4)	4,000	—	8.6000	4/11/2011	—		—	—		—
	4/10/2002	(4)	4,000	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	3,000	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	4,000	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	3,996	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	2,403	1,202	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	1,057	2,112	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	—	3,696	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	8,664	(7)	82,048
	—		—	—	—	—	—		—	2,923	(8)	27,681
	—		—	—	—	—	—		—	3,389	(9)	32,094
	—		—	—	—	—	4,743	(10)	44,916	—		—

(1)	The exercise price for all stock option and SAR grants is 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.
(2)

The market value is calculated by multiplying the closing price of $9.47 of our common stock on the NASDAQ Global Select Market on February 27, 2009, the last trading day of fiscal 2009, by the number of shares of restricted stock that had not vested or the number of unearned Performance Shares as of February 28, 2009, the last day of fiscal 2009.

(3)

Includes Performance Share awards with three-year performance periods until payout. At the beginning of each performance period, the target award level of Performance Shares is granted and threshold, target and maximum award levels are set. See “Performance Shares and Performance Share Units” on page 33 for a complete description of our Performance Share program.

(4)	Represents stock option awards that vest in equal, annual installments on the first four anniversaries of the date of grant and have ten-year terms.
(5)

Represents SARs that vest in equal annual installments on the first three anniversaries of the date of grant and have ten-year terms. Upon exercise of a SAR, the holder will receive the number of shares of our common stock with a total value equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise.

(6)

Represents “reload” options that were granted on the dates set forth in the “Option Grant Date” column upon exercise of an option with a reload feature. Under the terms of certain stock option grants originally made in 2002, 2003 and 2004, if the option exercise price was paid by surrendering shares of our stock owned by the option holder for at least six months prior to the exercise, the option holder was granted a number of “reload” options equal to the number of shares surrendered, but having an exercise price equal to the fair market price at the time of the exercise of the original options. To the extent the option holder also surrendered previously owned shares to pay the income taxes due on the exercise, additional “reload” options were granted on those surrendered shares. The original stock option grants permitted a holder to exercise and reload one time. The “reload” options vest six months after the date of grant, expire on the same date as the original option grant and do not have a reload feature. Ms. Beithon is the only Named Executive Officer who holds options with a reload feature, all of which will expire on April 14, 2014.

(7)

Represents Performance Share awards made on April 25, 2006 for the three-year performance period from February 26, 2006 to February 28, 2009, which will only be earned if the predetermined goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of shares were issued to our Named Executive Officers.

For each Named Executive Officer, the number of Performance Shares issued and the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	2/26/06 - 2/28/09	39,949	19,975	39,949	79,898
James S. Porter	2/26/06 - 2/28/09	14,277	7,139	14,277	28,554
Gregory A. Silvestri	N/A	N/A	N/A	N/A	N/A
Patricia A. Beithon	2/26/06 - 2/28/09	12,360	6,180	12,360	24,720
Gary R. Johnson	2/26/06 - 2/28/09	4,332	2,166	4,332	8,664

The Performance Share awards for the 2006 – 2009 performance period were paid out at the 124.68% level on April 28, 2009 (and are included in the “Security Ownership of Management” table on page 8). Information regarding Performance Share payouts in fiscal 2009 is provided under “Fiscal 2007 – 2009 Performance Share Payouts” on page 37. In accordance with SEC regulations, the Performance Share awards for the 2006 – 2009 performance period are included in the table because such awards were not deemed earned and vested until April 28, 2009, which is after the last day of fiscal 2009. The number of shares included in the table is equal to the maximum number of Performance Shares since our performance for the three-year performance period exceeded the target performance level.

(8)

Represents Performance Share awards made on May 1, 2007 for the three-year performance period from March 4, 2007 to February 27, 2010, which will only be earned if the predetermined goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of shares were issued to our Named Executive Officers (and are included in the “Security Ownership of Management” table at target level on page 8). The number of shares in this column is equal to the target number of Performance Shares for that award performance; however, the three-year performance period is anticipated to be at or below the threshold performance level.

For each Named Executive Officer, the number of Performance Shares issued and the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	3/4/07 - 2/27/10	27,491	13,746	27,491	54,982
James S. Porter	3/4/07 - 2/27/10	10,076	5,038	10,076	20,152
Gregory A. Silvestri	N/A	N/A	N/A	N/A	N/A
Patricia A. Beithon	3/4/07 - 2/27/10	8,340	4,170	8,340	16,680
Gary R. Johnson	3/4/07 - 2/27/10	2,923	1,462	2,923	5,846

(9)

Represents Performance Share awards made on April 29, 2008 for the three-year performance period from March 2, 2008 to February 26, 2011, which will only be earned if the predetermined goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of shares were issued to our Named Executive Officers (and are included in the “Security Ownership of Management” table at target level on page 8). The number of shares in this column is equal to the target number of Performance Shares for that award performance; however, the three-year performance period is anticipated to be at or below the threshold performance level.

For each Named Executive Officer, the number of Performance Shares issued and the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	3/2/08 - 2/26/11	32,422	16,211	32,422	64,844
James S. Porter	3/2/08 - 2/26/11	11,629	5,815	11,629	23,258
Gregory A. Silvestri	3/2/08 - 2/26/11	12,165	6,083	12,165	24,330
Patricia A. Beithon	3/2/08 - 2/26/11	9,625	4,813	9,625	19,250
Gary R. Johnson	3/2/08 - 2/26/11	3,389	1,695	3,389	6,778

(10)

Includes unvested Pool B Shares under our Legacy Partnership Plan for fiscal years 1999 through 2005, which vest in annual installments through 2015. Pool B Shares for each fiscal year period vest in equal, annual installments over the applicable vesting period. The Legacy Partnership Plan was eliminated from our compensation program beginning in fiscal 2006. See “Legacy Partnership Plan” on page 51 for a description of this plan.

(11)	In connection with his joining the Company on August 13, 2007, Mr. Silvestri received a restricted stock award of 3,520 shares that will vest on August 13, 2009.

Option Exercises and Stock Vested

The following table sets forth information on stock option award exercises and restricted stock awards vested during fiscal 2009 for each of our Named Executive Officers.

Fiscal 2009 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized On Exercise ($)(2)	Number of Shares Acquired On Vesting (#)		Value Realized On Vesting ($)(3)
Russell Huffer	140,886	1,364,626	75,116	(4)	1,635,261
James S. Porter	6,000	34,500	18,519	(4)(5)	405,980
Gregory A. Silvestri	—	—	—		—
Patricia A. Beithon	—	—	25,135	(4)	549,117
Gary R. Johnson	—	—	7,802	(4)	169,763

(1)	Includes exercises of incentive and non-qualified stock options.
(2)	The value realized is determined by the difference between the exercise price per share and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise.
(3)

The value realized is determined by multiplying the number of Performance Shares for the fiscal 2005 through 2008 performance period and Pool B Shares issued pursuant to our Legacy Partnership Plan for fiscal years 1998 through 2006 that became vested during fiscal 2009 by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date, $21.59 on April 29, 2008 and $23.01 on May 1, 2008, respectively, and in the case of Mr. Porter, by also multiplying the number of shares of restricted stock that became vested during fiscal 2009 by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date, $22.31 on April 30, 2008.

(4)

Includes Performance Share awards for the fiscal 2005 through 2008 performance period and shares of Pool B Shares issued pursuant to our Legacy Partnership Plan (which was eliminated from our compensation program beginning in fiscal 2006) which became vested and were distributed during fiscal 2009. The Pool B Shares represent compensation earned by our Named Executive Officers for fiscal years 1998 through 2006. The Performance Share awards for the fiscal 2006 through 2009 performance period that were paid out on April 28, 2009 are not included in the table since such shares were not considered vested until April 28, 2009, which is after the last day of fiscal 2009.

(5)	Includes 4,300 shares of restricted stock which became vested and were distributed during fiscal 2009.

Retirement Plan Compensation

Officers’ Supplemental Executive Retirement Plan (“SERP”)

Our Officers’ Supplemental Executive Retirement Plan (“SERP”) is a non-qualified, defined benefit retirement plan that covers a select group of senior management. Only three current employees participate in our SERP: Mr. Huffer, Ms. Beithon and one other member of senior management at one of our subsidiaries. In October 2008, the Company amended our SERP to provide that no more benefits will accrue to participants after December 31, 2008.

Benefits under our SERP are based on the participant’s highest average compensation for the five highest consecutive, completed calendar years of annual compensation during the last ten years of employment. If a participant has less than five consecutive, completed calendar years of service, the benefits will be based on final average compensation. For purposes of calculating SERP benefits, compensation is divided into two categories: basis compensation and bonus compensation. Basis compensation is the participant’s base salary. Bonus compensation is the participant’s annual cash incentive compensation but does not include Performance Share, restricted stock, SAR or stock option awards, or Pool B Shares or deferred compensation (when received). In order to be eligible for payments under our SERP, a participant must be at least 55 years old when his or her employment with Apogee terminates.

Benefits under our SERP are calculated as an annuity equal to 2% of the participant’s average monthly basis compensation multiplied by the participant’s years of service to Apogee, plus 4% of the participant’s average monthly bonus compensation multiplied by the participant’s years of service to Apogee, offset by benefits to be received under social security, our 401(k) retirement plan and our other defined contribution pension plans from contributions made by us. The maximum number of years of service that will be credited to any participant is 20 years. Benefits payable are generally a single life annuity unless the participant has made an election to receive a joint and survivor annuity or ten-year term certain and life annuity (both of which would be a reduced monthly benefit).

Under our SERP, the normal retirement age is 65, or, if later, the last day of the calendar month that includes the fifth annual anniversary of the date the participant first became a participant in our SERP. If a participant retires from or terminates his or her employment with Apogee on or after age 55, and if such participant elects to receive benefits prior to normal retirement age, the participant’s monthly benefit will be reduced five-ninths of one percent for each of the first 60 months and five-eighteenths of one percent for each of the next 60 months by which the annuity starting date precedes the calendar month in which the participant would attain normal retirement age. The participant has the ability to change the time and form of payment of benefits earned and vested as of December 31, 2004, subject to the plan’s rules. A participant must make a one-time election regarding the commencement of the benefit earned or vested on or after December 31, 2004. If the participant is a specified employee, the payment of benefits earned or vested after December 31, 2004 shall be suspended until a date that is six months after the date of the participant’s termination of employment. As soon as administratively feasible after the six-month period, the participant shall receive all payments the participant would have been entitled to receive during the six-month period had the participant not been a specified employee. A lump-sum payment is not available. Both Mr. Huffer and Ms. Beithon are eligible for early retirement under our SERP.

All unpaid benefits under our SERP to a participant will be forfeited upon determination by the Compensation Committee that a participant has (i) engaged in felonious or fraudulent conduct resulting in harm to us; (ii) made an unauthorized disclosure to a competitor of any of our material confidential information, trade information or trade secrets; (iii) provided us with materially false reports concerning his or her business interests or employment, (iv) made materially false representations in connection with furnishing information to shareholders, accountants, a stock exchange, the SEC or other public or private regulatory body; (v) maintained an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed by the participant to us; (vi) engaged in conduct causing a serious violation of state or federal laws by us; (vii) engaged in the theft of our assets or funds; (viii) has been convicted of any crime which directly or indirectly arose out of his or her employment relationship with us or materially affected his or her ability to discharge the duties of his or her employment with us; or (ix) engaged during his or her employment with us or within two years after termination of employment in any employment or self-employment with one of our competitors.

Fiscal 2009 Pension Benefits Table

The following table shows the present value of accumulated benefits under our SERP as of February 28, 2009, the measurement date used in preparing our fiscal 2009 Audited Financial Statements, years of service credit and payments during fiscal 2009 for each of our Named Executive Officers.

Fiscal 2009 Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Russell Huffer	SERP	20	3,536,926	—
James S. Porter(2)	N/A	N/A	N/A	N/A
Gregory A. Silvestri(2)	N/A	N/A	N/A	N/A
Patricia A. Beithon	SERP	9	227,398	—
Gary R. Johnson(2)	N/A	N/A	N/A	N/A

(1)

The present value of accumulated benefits is based on the assumptions used in determining our SERP benefit obligations and net periodic benefit cost for financial reporting purposes, except that no pre-retirement mortality assumption is used for these calculations. A complete description of the accounting policies and assumptions we used to calculate the present value of accumulated benefits can be found under Note 10 (Employee Benefit Plans – Officers’ Supplemental Executive Retirement Plan (SERP), Obligations and Funded Status of Defined Benefit Pension Plans and Additional Information) to our fiscal 2009 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

(2)	Messrs. Porter, Silvestri and Johnson are not participants in our SERP.

401(k) Retirement Plan

We provide our tax-qualified 401(k) retirement plan to substantially all of our U.S.-based, non-union employees and union employees at two of our manufacturing facilities who are scheduled to work more than 1,000 hours in a plan year. The plan includes an annual retirement contribution by the Company for all eligible U.S.-based, non-union employees which is based on a percentage of an employee’s base earnings and years of service with the Company and for all eligible union employees at one of our manufacturing facilities as required by the union contract. For purposes of the plan, base earnings for our Named Executive Officers and other executive officers and members of senior management exclude annual cash incentives, long-term incentives and reimbursement of expenses. In addition to the retirement contribution, a participating employee may elect to contribute up to 60% of eligible earnings on a pretax basis into his or her 401(k) retirement plan account. We make a matching contribution for all of our eligible U.S.-based, non-union employees equal to 30% of the first 6% of the eligible compensation that the employee contributes to the plan. No matching contributions are made by the Company for union employees. Our employees are fully vested in their own contributions and become fully vested in our matching contributions after three years of vesting service.

Legacy Restoration Plan

In fiscal 2004, we discontinued contributions to our Executive Supplemental Plan, which we refer to as our “Legacy Restoration Plan”; however, interest on amounts contributed to the plan in prior years continues to accrue. Our Legacy Restoration Plan is a non-qualified retirement plan that was designed to provide additional retirement benefits to executive and senior officers in excess of benefits provided under our other tax-qualified retirement plans. Our Legacy Restoration Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Payments are generally made in a lump sum as of the end of April of the calendar year following the participant’s termination of employment, total disability or death. Account balances in our Legacy Restoration Plan were transferred into our Deferred Incentive Compensation Plan effective as of December 31, 2008.

Non-Qualified Deferred Compensation

Deferred Incentive Compensation Plan

Our Deferred Incentive Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of Apogee and its subsidiaries. Approximately 140 of our employees were eligible to participate in our Deferred Incentive Compensation Plan for fiscal 2009. Prior to the beginning of each fiscal year, participants may elect to defer up to 100% of the amount that may be earned under their annual cash incentive compensation plan. There is no maximum dollar limit on the amount that may be deferred each year. The deferred cash amounts earn interest at an applicable interest rate that is determined as of the beginning of each fiscal year and is compounded quarterly on the last day of each fiscal quarter. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above market” interest rate, will be the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of ten years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which is considered to be an “above market” interest rate, is the greater of the following rates: (1) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of ten years; or (2) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. Our Deferred Incentive Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Distributions are in either a lump sum or installments based upon the participant’s election when they first begin participating in the plan.

Legacy Partnership Plan

Our Amended and Restated 1987 Partnership Plan (the “Legacy Partnership Plan”) was eliminated from our compensation program beginning in fiscal 2006; however, shares of restricted stock issued pursuant to this plan in prior fiscal years will continue to vest through 2015. Prior to fiscal 2006, the long-term incentive component of compensation for our executive officers and other members of senior management was in the form of shares of restricted stock under our Legacy Partnership Plan. Under this plan, participants were given the opportunity to defer up to 50% of their annual cash incentive compensation under the plan. The deferred amount was invested in shares of our common stock (“Pool A Shares”), which are held in trust during the period of deferral. The purchase price for the Pool A Shares was the lesser of (a) the fair market value per share at the date of the participant’s election to defer, and (b) the fair market value per share at the date the participant’s incentive compensation award was approved by the Committee. We matched 100% of a participant’s deferred amount in the form of restricted stock (“Pool B Shares”). The Pool A Shares, which vest immediately, are generally deferred for at least five years and distributed according to the election of the participant; however, our Legacy Partnership Plan was amended in October 2008 to permit participants to make new distribution elections for all of their remaining Pool A shares. Pool B Shares (our match) for a fiscal period were issued as restricted stock and vest in equal, annual installments over the applicable vesting period. The Pool B Shares held by our Named Executive Officers will vest in annual installments through 2015. Both the Pool A and Pool B Shares issued pursuant to our Legacy Partnership Plan are eligible to receive all declared dividends. Dividends on Pool A Shares are used to purchase additional shares of our common stock, and dividends on Pool B Shares are paid directly to the participant. In the event of total disability or death, any Pool A Shares remaining in trust will be distributed according to the participant’s distribution elections, and all unvested Pool B Shares will vest immediately and be distributed to the participant or, in the event of death, to his or her estate.

Non-Qualified Deferred Compensation Table

The table below provides information on our Named Executive Officers compensation during fiscal 2009 under our non-qualified deferred compensation plans, including our Legacy Partnership Plan and Deferred Incentive Compensation Plan.

Fiscal 2009 Non-Qualified Deferred Compensation

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)
Russell Huffer	Legacy Partnership Plan Deferred Incentive Compensation Plan	— —	— —	19,934 10,332	(1) (3)	618,467 209,852	(2)	— 291,340

James S. Porter	Legacy Partnership Plan Deferred Incentive Compensation Plan	— —	— —	3,892 —	(1)	121,225 —	(2)	— —

Gregory A. Silvestri	Legacy Partnership Plan Deferred Incentive Compensation Plan	— —	— —	— —		— —		— —

Patricia A. Beithon	Legacy Partnership Plan Deferred Incentive Compensation Plan	— —	— —	2,552 —	(1)	79,482 —	(2)	— 31,554

Gary R. Johnson	Legacy Partnership Plan Deferred Incentive Compensation Plan	— —	— —	833 7,110	(1) (3)	— —		25,768 144,032	(4)

(1)	Represents dividends paid during fiscal 2009 on Pool A Shares held pursuant to our Legacy Partnership Plan. These amounts are not reported in the “Summary Compensation Table” on page 39.
(2)

The market value of the distribution of Pool A Shares is calculated by multiplying the number of Pool A Shares distributed by the closing price ($9.47) of our common stock on the NASDAQ Global Select Market on February 27, 2009, the last trading day prior to the February 28, 2009 distribution.

(3)

Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2009 in excess of 5.14%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2009, the interest paid on amounts deferred pursuant to our Deferred Incentive Compensation Plan and on balances in our Legacy Restoration Plan, which were transferred into our Deferred Incentive Compensation Plan effective as of December 31, 2008, were 10.3% and 3.39%, respectively. These amounts are reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on page 39. The material terms of our Deferred Incentive Compensation Plan are summarized under the heading “Deferred Incentive Compensation Plan” on page 51 and the material terms of our Legacy Restoration Plan are summarized under the heading “Legacy Restoration Plan” on page 50.

(4)

The market value of the Pool A Share balances held in our Legacy Partnership Plan as of the end of fiscal 2009 is calculated by multiplying the number of Pool A Shares by the closing price ($9.47) of our common stock on the NASDAQ Global Select Market on February 27, 2009, the last trading day of fiscal 2009. The value of the Pool A Shares was reported in the “Summary Compensation Table” in the years the shares were issued at a value calculated using the closing price of our common stock on the date of grant.

Potential Payments Upon Termination or Following a Change-in-Control

Payments Made Upon Termination

Our Named Executive Officers, other than Mr. Silvestri, are not covered under any employment agreements, employment arrangements or general severance plans. In connection with Mr. Silvestri joining the Company in August 2007, the Company agreed to pay him $100,000 in the event his employment with the Company is terminated on or before August 13, 2009 for reasons other than fraud, gross misconduct or other serious violation of law or our Code of Business Ethics and Conduct and he agrees not to compete with the Company for two years after termination of his employment. Except as discussed below under “Estimated Benefits Upon Disability, Death or Following a Change-in-Control” and the severance arrangement with Mr. Silvestri described above, if the employment of any of our Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to him or her, other than what the officer has accrued and is vested in under our benefit plans discussed above in this proxy statement, including under the heading “Retirement Plan Compensation” on page 48. Any severance benefits payable to our Named Executive Officers for a termination for reasons not triggered by a change-in-control or, in the case of Mr. Silvestri, for reasons not covered in the severance arrangement described above, would be determined by the Committee at its discretion.

Except in connection with a change-in-control of Apogee, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards.

Payments Made Upon Disability

Under the terms of the Apogee Enterprises, Inc. Short-Term and enhanced Long-Term Disability Plans, each of our Named Executive Officers is eligible for a disability benefit that is equal to 100% of his or her monthly base salary during the first three months of disability and 60% of his or her monthly base salary up to a maximum of $15,000 per month thereafter. The definition of disability is the same as that used for the disability plan covering all employees. After 24 months of disability, under our enhanced Long-Term Disability Plan, an employee will continue to be considered disabled if he or she is unable to perform the duties of his or her regular occupation as compared to our basic Long-Term Disability Plan, which requires an employee to be unable to perform the duties of any gainful occupation. The disability benefit would be reduced by any benefits payable as social security disability or under worker’s compensation. Payments continue until the participant dies, ceases to be disabled or reaches his or her normal retirement age.

If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our Performance Share, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards. In addition, any unvested Pool B Shares under the Legacy Partnership Plan immediately vest upon termination of employment due to disability.

Payments Made Upon Death

The terms of our Performance Share, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death. In addition, any unvested Pool B Shares under our Legacy Partnership Plan immediately vest upon the death of the Named Executive Officer.

Change-in-Control Severance Agreements

We entered into change-in-control severance agreements with Messrs. Huffer, Porter and Johnson and Ms. Beithon in January 2008, and with Mr. Silvestri in May 2008. The agreements continue through December 31 of each year and provide that they are to be automatically extended in one-year increments unless we give prior notice of termination. The Committee reviews these severance agreements annually and decides whether to give notice to terminate the agreements or to allow the agreements to automatically renew for another one-year term. These agreements are “double trigger” agreements and provide that, in the event of a change-in-control, each Named Executive Officer would have specific rights and receive specified benefits if he or she is terminated “without cause” (as defined in the agreements) or the Named Executive Officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change-in-control. In these circumstances, Messrs. Huffer, Porter and Silvestri and Ms. Beithon will each receive a severance payment equal to the sum of: (a) an amount equal to his or her Target Bonus (as described below) prorated for the number of months he or she was employed by the Company during the fiscal year in which his or her employment is terminated and (b) two times the sum of his or her annual base salary and Target Bonus (as described below). Mr. Johnson will receive a severance payment equal to the sum of: (a) an amount equal to his Target Bonus (as described below) prorated for the number of months he was employed by the Company during the fiscal year in which his employment is terminated and (b) his annual salary plus his Target Bonus (as described below). “Target Bonus” is defined in the agreements to be the bonus the Named Executive Officer earned with respect to the fiscal year of the Company preceding his or her termination of employment or his or her target bonus for the fiscal year in which his or her employment is terminated, whichever is greater.

The change-in-control severance agreements provide that options granted under our Amended and Restated 1997 Omnibus Stock Incentive Plan; options, SARs, and other restricted stock awarded under our Amended and Restated 2002 Omnibus Stock Incentive Plan; and unvested Pool B Shares under our Legacy Partnership Plan will immediately vest upon a change-in-control. The terms of the performance share agreements provide that in the event of a change-in-control (as defined in such agreements), our Named Executive Officers are entitled to retain a pro-rata portion of performance share awards at the target payout level based on the amount of time elapsed between the beginning of the performance period and the date of the change-in-control.

Estimated Benefits Upon Disability, Death or Following a Change-in-Control

The table below shows potential payments to our Named Executive Officers upon termination in connection with disability, death and a change-in-control of the Company. The amounts shown assume that termination of employment was effective as of February 27, 2009, the last trading day of fiscal 2009, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2009. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment.

Name	Type of Payment	Payments Upon Disability ($)		Payments Upon Death ($)		Payments Upon Involuntary or Good Reason Termination After a Change- In-Control Occurs ($)
Russell Huffer	Severance Payment	—		—		3,644,375	(1)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	654,222	(3)
	Stock Options and SARs	—		—		—
	Restricted Stock	378,781	(4)	378,781	(4)	378,781	(4)
	Disability Payments	309,999	(5)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	688,780		378,781		4,677,378

James S. Porter	Severance Payment	—				1,352,000	(1)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	235,525	(3)
	Stock Options and SARs	—		—		—
	Restricted Stock	93,564	(4)	93,564	(4)	93,564	(4)
	Disability Payments	218,688	(5)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	312,252		93,564		1,681,089

Gregory A. Silvestri	Severance Payment	—		—		1,225,700	(6)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	38,401	(3)
	Stock Options and SARs	—		—		—
	Restricted Stock	33,334	(4)	33,334	(4)	33,334	(4)
	Disability Payments	222,501	(5)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	255,835		33,334		1,297,435

Patricia A. Beithon	Severance Payment	—		—		1,008,079	(1)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	200,085	(3)
	Stock Options and SARs	—		—		—
	Restricted Stock	184,381	(4)	184,381	(4)	184,381	(4)
	Disability Payments	193,944	(5)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	378,325		184,381		1,392,545

Gary R. Johnson	Severance Payment	—		—		351,755	(7)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	70,176	(3)
	Stock Options and SARs	—		—		—
	Restricted Stock	44,916	(4)	44,916	(4)	44,916	(4)
	Disability Payments	134,877	(5)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	179,793		44,916		466,847

(1)

Equals the sum of (a) his or her actual fiscal 2008 annual cash incentive award, (b) two times his or her annual base salary as of February 27, 2009, and (c) two times his or her actual fiscal 2008 annual cash incentive award.

(2)

In the event employment is terminated due to disability or death prior to the end of the performance period for Performance Shares, our Named Executive Officer, or his or her estate, will be entitled to retain and receive the Performance Shares at the end of the performance period, to the extent earned.

(3)

This amount represents the payout of a pro-rated portion of the outstanding performance share awards at the target payout level based on the closing price ($9.47) of our common stock on the NASDAQ Global Select Market on February 27, 2009, the last trading day in fiscal 2009.

(4)

This amount includes unvested Pool B Shares under our Legacy Partnership Plan and restricted stock grants (excluding Performance Share awards), which would vest upon termination following an assumed disability, death or change-in-control on February 27, 2009. Such aggregate number of shares are then multiplied by the closing price ($9.47) of our common stock on the NASDAQ Global Select Market on February 27, 2009.

(5)

This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be as follows: for Mr. Huffer, $180,000; for Mr. Porter, $180,000; for Mr. Silvestri, $180,000; for Ms. Beithon, $166,236 and for Mr. Johnson, $115,608.

(6)

Equals the sum of (a) his fiscal 2009 annual cash incentive award at target level, (b) two times his annual base salary as of February 27, 2009 and (c) two times his fiscal 2009 annual cash incentive award at target level.

(7)	Equals the sum of (a) his actual fiscal 2008 annual cash incentive award, (b) his annual base salary as of February 27, 2009, and (c) his actual fiscal 2008 annual cash incentive award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

We have established written policies and procedures (“Related Person Transaction Policy”) to assist us in reviewing transactions in excess of $120,000 involving the Company and its subsidiaries and Related Persons (as defined below) (“Transactions”). The Related Person Transaction Policy supplements our Code of Business Ethics and Conduct Conflict of Interest Policy (“Conflict of Interest Policy”), which applies to all our employees and directors.

For purposes of the Related Person Transaction Policy, a Related Person includes the Company’s directors, director nominees and executive officers, beneficial owners of 5% or more of the Company stock and their respective Immediate Family Members (as defined in the Related Person Transaction Policy).

Our Conflict of Interest Policy requires our employees and our directors to report to our General Counsel any potential conflict of interest situations involving an employee or director or their Immediate Family Members. The Policy requires our Chief Executive Officer, Chief Financial Officer and General Counsel to promptly report any Transaction of which they become aware to the Chair of our Nominating and Corporate Governance Committee, which is our Board Committee responsible for reviewing and approving, ratifying or rejecting Related Person Transactions. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Transaction is fair to the Company.

Certain Relationship and Transaction with Director

Since 2003, James L. Martineau’s daughter-in-law has been employed by one of our subsidiaries in a field sales capacity. Mr. Martineau has served as a director since 1973. Ms. Martineau is compensated pursuant to the same compensation plan for other field sales employees at this subsidiary. In fiscal 2009, Ms. Martineau received a base salary of $30,000 and sales commissions of approximately $249,075. For fiscal 2010, Ms. Martineau will receive a base salary of $30,000 and is eligible to receive sales commissions. Our Nominating and Corporate Governance Committee reviewed the terms of Ms. Martineau’s employment with our subsidiary and determined that the employment arrangement is fair to the Company.

PROPOSAL 2: APPROVAL OF THE APOGEE ENTERPRISES, INC. 2009 STOCK INCENTIVE PLAN

On May 7, 2009, our Board adopted, subject to shareholder approval, the Apogee Enterprises, Inc. 2009 Stock Incentive Plan (the “2009 Incentive Plan”). The purpose of the 2009 Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining management personnel capable of providing strategic direction to, and assuring the future success of, the Company and motivating such personnel and other employees to put forth maximum efforts for the success of our business. The 2009 Incentive Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such persons with our shareholders.

We currently award stock appreciation rights and restricted stock to employees, officers, directors, consultants and independent contractors under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan (the “2002 Incentive Plan”). As of May 4, 2009, we had approximately 107,942 shares remaining available for future awards under our 2002 Incentive Plan. If the 2009 Incentive Plan is approved by our shareholders, no more awards will be granted under the 2002 Incentive Plan to employees, officers, consultants or independent contractors on and after the date of shareholder approval.

Our Board believes that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating highly qualified employees and officers to enhance our success. The 2009 Incentive Plan will allow for the continued use of stock-based compensation. The flexibility of the 2009 Incentive Plan will allow future awards to be based on then-current objectives for aligning compensation with shareholder value.

The following is a summary of the material terms of the 2009 Incentive Plan and is qualified in its entirety by reference to the 2009 Incentive Plan. A copy of the 2009 Incentive Plan is attached as Appendix A to this proxy statement.

Administration

The Compensation Committee (for purposes of this summary, the “Committee”) will administer the 2009 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2009 Incentive Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2009 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2009 Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2009 Incentive Plan and establish rules and regulations for the administration of the 2009 Incentive Plan.

The Committee may delegate its powers under the 2009 Incentive Plan to one or more directors (including a director who is also an officer) or a committee of directors and may authorize one or more officers of the Company to grant awards under the 2009 Incentive Plan, except that the Committee may not delegate its powers and duties with regard to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate Section 162(m) of the Internal Revenue Code. Our Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer, consultant or independent contractor providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the 2009 Incentive Plan. As of May 4, 2009, the record date for the meeting, approximately 4,000 employees, officers, consultants and independent contractors were eligible as a class to be selected by the Committee to receive awards under the 2009 Incentive Plan.

Shares Available for Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Incentive Plan will be 1,400,000. No person may be granted awards under the 2009 Incentive Plan in any calendar year, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 500,000 shares in the aggregate.

The Committee will adjust the number of shares and share limit described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Incentive Plan.

Types of Awards and Terms and Conditions

The 2009 Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2009 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities, other awards or other property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option. The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR. Determinations of fair market value under the 2009 Incentive Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will not be longer than ten years from the date of grant. Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Incentive Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable, at the discretion of the Committee, in cash, shares of our common stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. Stock options vest and become exercisable in accordance with a vesting schedule established by the Committee.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Performance Awards. In addition to options and SARs, the Committee may grant awards under the 2009 Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be denominated or payable in cash, shares of our common stock (including restricted stock and restricted stock units), other securities, other awards or other property and confers on the holder thereof the right to receive payments, in whole or in part, upon the achievement of performance goals during performance periods as established by the Committee. The Committee must determine the length of the performance period, establish the performance goals for the performance period, designate all participants for the performance period and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code. The target and range of the Company’s Chief Executive Officer’s possible awards established by the Committee will be between zero and 300% of the Chief Executive Officer’s annual base compensation. The target and range of possible awards established by the Committee for the Company’s Executive Vice Presidents, Chief Financial Officer, General Counsel and Business Unit Presidents will be between zero and 200% of the participant’s annual base compensation. For other participants who are not “covered employees” as defined in Section 162(m) of the Internal Revenue Code, the Committee will establish such targets and ranges.

Performance goals must be based solely on one or more of the following business criteria, applied on an individual, corporate or business unit basis measured on an absolute or relative (as compared to an index or set of peer companies) basis: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings (whether before or after taxes), EBIT or EBITDA as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume, change in working capital, market share, days payables outstanding (DPO) and days sales outstanding of receivables (DSO).

Under the 2009 Incentive Plan, the Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $5,000,000 in value, whether payable in cash, shares of our common stock or other property.

Stock Awards. The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Incentive Plan.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2009 Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is granted, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2009 Incentive Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2009 Incentive Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the number of shares counted against the aggregate number of shares available under the 2009 Incentive Plan with respect to such award, to the extent of any such termination, forfeiture or cancellation, will again be available for future awards under the 2009 Incentive Plan. If shares of restricted stock awarded under the 2009 Incentive Plan are forfeited or otherwise reacquired by us prior to vesting, then the number of shares counted against the aggregate number of shares available under the 2009 Incentive Plan with respect to such award, to the extent of any such forfeiture or reacquisition, will again be available for awards under the 2009 Incentive Plan. Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will not be available again for granting awards under the 2009 Incentive Plan.

Duration, Termination and Amendment

The 2009 Incentive Plan will terminate on June 24, 2019, unless earlier terminated by the Board. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2009 Incentive Plan prior to expiration may extend beyond the expiration of the 2009 Incentive Plan through the award’s normal expiration date.

Our Board may amend, alter, suspend, discontinue or terminate the 2009 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2009 Incentive Plan that would (1) increase the number of shares of our common stock available under the 2009 Incentive Plan, (2) increase the award limits under the 2009 Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2009 Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2009 Incentive Plan.

Transferability of Awards

Except as otherwise provided by the terms of the 2009 Incentive Plan, awards (other than stock awards) under the 2009 Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the 2009 Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2009 Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2009 Incentive Plan.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2009 Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Section 409A of the Internal Revenue Code. The Committee will administer and interpret the 2009 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2009 Incentive Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2009 Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2009 Incentive Plan that were subject to shareholder approval. In addition, the Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2009 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2009 Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the NASDAQ Global Select Market on May 4, 2009, the record date for the meeting, was $12.99.

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of February 28, 2009, the last day of our fiscal 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(4)
Equity compensation plans approved by security holders	2,059,451	$17.15	792,363

Equity compensation plans not approved by security holders	None	Not Applicable	None

Total	2,059,451	$17.15	792,363

(1)

Includes shares underlying options and stock appreciation rights granted under our Amended and Restated 2002 Omnibus Stock Incentive Plan and options granted under our Amended and Restated 1997 Omnibus Stock Incentive Plan. None of the outstanding stock options or stock appreciation rights has dividend rights attached, nor are they transferable.

(2)

As described further under the heading “Performance Shares and Performance Share Units” on page 33, at the beginning of each fiscal year, performance shares or performance share units are awarded to plan participants which will vest based on Apogee performance over a three-year performance period. At the time of grant, each participant receives: (a) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”), and (b) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued at the end of the performance period may vary from 0% to 200% of the Issued Shares, with the number dependent on meeting the goals for such Performance Share award. Pursuant to SEC rules and the reporting requirements for this table, we have not included in this column 513,594 shares of restricted stock that are issued and outstanding, which includes 410,575 Issued Shares. All of the shares of restricted stock outstanding have dividend rights attached, but none of the shares of restricted stock are transferable. Likewise, pursuant to SEC rules and the reporting requirements for this table, we have included in this column 410,575 Additional Shares that could have been issued at the end of the applicable three-year performance periods if Apogee had performed at the maximum level during the applicable performance periods. If such Additional Shares would have been excluded from this column, the number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights as of February 28, 2009 would have been 1,648,876, which aligns with the information reported under Note 12 (Share-Based Compensation) to our fiscal 2009 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

(3)

The weighted-average exercise price does not take into account the 410,575 Performance Shares described in note 2 to this table that would be issued if Apogee performs at the maximum level during the applicable three-year performance periods.

(4)

Pursuant to SEC Rules and the reporting requirements for this table, of these shares, 68,628 are available for issuance under our Legacy Partnership Plan, 564,782 are available for grant under our Amended and Restated 2002 Omnibus Stock Incentive Plan, none are available for grant under our Amended and Restated 1997 Omnibus Stock Incentive Plan, and 158,953 are available for grant under our Non-Employee Director Deferred Compensation Plan. However, because the Company grants its performance shares at target at the beginning of the three-year performance period, actual shares available for future grant under our Amended and Restated 2002 Omnibus Stock Incentive Plan (assuming performance shares granted at target) is actually 975,357, which aligns with information reported in Note 12 (Share-Based Compensation) to our fiscal 2009 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the 2009 Stock Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 3: APPROVAL OF THE APOGEE ENTERPRISES, INC.

2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

On May 7, 2009, our Board adopted, subject to shareholder approval, the Apogee Enterprises, Inc. 2009 Non-Employee Stock Incentive Plan (the “2009 Director Plan”). The purpose of the 2009 Director Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining non-employee directors capable of providing strategic direction to, and assuring the future success of, the Company and motivating such non-employee directors to put forth maximum efforts for the success of our business. The 2009 Director Plan will allow us to provide our non-employee directors an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of our non-employee directors with our shareholders.

We currently award stock options to our non-employee directors under the 2002 Incentive Plan. As of May 4, 2009, we had approximately 107,942 shares remaining available for future awards under the 2002 Incentive Plan. If the 2009 Director Plan is approved by our shareholders, no more awards will be granted under the 2002 Incentive Plan to non-employee directors on and after the date of shareholder approval.

The 2009 Director Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other forms of stock-based compensation. The Board of Directors believes that stock options have been, and that restricted stock and other forms of stock-based compensation will be, a very important factor in attracting and retaining experienced and talented non-employee directors who can contribute significantly to the management, growth and profitability of our business.

Our Board of Directors believes that the 2009 Director Plan, which permits more types of awards and permits awards with more flexible terms than the 2002 Incentive Plan, will allow us to better align incentive compensation with increases in shareholder value. The flexibility of the 2009 Director Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the 2009 Director Plan will permit us to award short-term and long-term incentives that achieve these goals.

The following is a summary of the material terms of the 2009 Director Plan and is qualified in its entirety by reference to the 2009 Director Plan. A copy of the 2009 Director Plan is attached as Appendix B to this proxy statement.

Administration

The Nominating and Corporate Governance Committee (for purposes of this summary, the “Committee”) will administer the 2009 Director Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2009 Director Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2009 Director Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2009 Director Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2009 Director Plan and establish rules and regulations for the administration of the 2009 Director Plan.

Our Board of Directors may exercise the powers of the Committee at any time.

Eligible Participants

Any non-employee director is eligible to receive an award under the 2009 Director Plan. As of May 4, 2009, there were nine non-employee directors serving on our Board of Directors.

Shares Available for Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Director Plan will be 150,000. The Committee will adjust the number of shares available in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Director Plan.

Types of Awards and Terms and Conditions

The 2009 Director Plan permits the granting of:

•	non-qualified stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2009 Director Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities, other awards or other property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option. The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR. Determinations of fair market value under the 2009 Director Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will not be longer than ten years from the date of grant. Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Director Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price at the time or times determined by the Committee. The minimum vesting period of options will be three years from the date of grant, unless vesting of the option is conditioned on performance of the Company or an affiliate or on personal performance (other than continued service with the Company or an affiliate), in which case the minimum vesting period of options will be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of options in the event of the non-employee director’s death, disability or retirement or a change in control of the Company. The option exercise price may be payable, at the discretion of the Committee, in cash, shares of our common stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares), which restrictions may lapse separately or in combination at such time or times or upon achievement of established performance goals, in such installments or otherwise as the Committee may deem appropriate. The minimum vesting period of such awards will be three years from the date of grant, unless the award is conditioned on performance of the Company or an affiliate or on personal performance (other than continued service with the Company or an affiliate), in which case the minimum vesting period of such award shall be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such awards in the event of the non-employee director’s death, disability or retirement or a change in control of the Company. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. Upon the non-employee director’s resignation or removal as a director of the Company during the vesting period, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Stock Awards. The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Director Plan.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Director Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2009 Director Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is granted, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2009 Director Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2009 Director Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the number of shares counted against the aggregate number of shares available under the 2009 Director Plan with respect to such award, to the extent of any such termination, forfeiture or cancellation, will again be available for future awards under the 2009 Director Plan. If shares of restricted stock awarded under the 2009 Director Plan are forfeited or otherwise reacquired by us prior to vesting, then the number of shares counted against the aggregate number of shares available under the 2009 Director Plan with respect to such award, to the extent of any such forfeiture or reacquisition, will again be available for awards under the 2009 Director Plan. Shares withheld as payment of the purchase or exercise price of an award will not be available again for granting awards under the 2009 Director Plan.

Duration, Termination and Amendment

The 2009 Director Plan will terminate on June 23, 2019, unless earlier terminated by the Board. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2009 Director Plan prior to expiration may extend beyond the expiration of the 2009 Director Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the 2009 Director Plan at any time, although shareholder approval must be obtained for any amendment to the 2009 Director Plan that would (1) increase the number of shares of our common stock available under the 2009 Director Plan, (2) permit awards of options or SARs at a price less than fair market value or (3) permit repricing of options or SARs. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2009 Director Plan.

Transferability of Awards

Except as otherwise provided by the terms of the 2009 Director Plan, awards (other than stock awards) under the 2009 Director Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Dividend Equivalents. Recipients of grants of restricted stock units or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the 2009 Director Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Special Rules for Directors Subject to Section 16 of the Exchange Act. Unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Committee will administer and interpret the 2009 Director Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2009 Director Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2009 Director Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2009 Director Plan that were subject to shareholder approval. In addition, the Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2009 Director Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2009 Director Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the NASDAQ Global Select Market on May 4, 2009 was $12.99.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the 2009 Non-Employee Director Stock Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees Apogee’s financial reporting process (including our system of financial controls and internal and external auditing procedures), oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our financial risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Committee operates under a written charter, which we annually review, and has authority to retain independent counsel and other external advisors from time to time to help us fulfill our oversight duties.

In performing our functions, the Audit Committee acts only in an oversight capacity. In our oversight role, we rely on the work and assurances of Apogee’s management, which has the primary responsibility for Apogee’s financial statements and reports, our internal auditors and our independent registered public accounting firm which, in its report, expresses the firm’s opinion on the conformity of our annual financial statements with generally accepted accounting principles. We retained Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ended February 28, 2009. Other accounting firms have provided internal audit services to us since fiscal 2002.

The Audit Committee is composed entirely of non-employee directors, all of whom are independent in accordance with the current NASDAQ listing standards and the rules of the SEC. None of the Audit Committee members has participated in the preparation of our financial statements or the financial statements of our current subsidiaries at any time during the past three years. Each Audit Committee member is able to understand fundamental financial statements, and at least one Audit Committee member has past experience in accounting or related financial management experience. During fiscal 2009, the members of the Audit Committee were Ms. Hays and Messrs. Manning, Marzec and Reynolds.

The Audit Committee has reviewed and discussed the audited financial statements with management and our independent registered public accounting firm, including significant accounting judgments and estimates applied by Apogee in our financial statements and the reasonableness thereof. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and that our financial statements fairly present, in all material respects, the financial condition and results of operations of Apogee.

The Audit Committee discussed with our independent registered public accounting firm the matters required by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10–K for the fiscal year ended February 28, 2009, for filing with the Securities and Exchange Commission. The Audit Committee appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2010, subject to a satisfactory performance evaluation of the fiscal 2009 audit.

Audit Committee of the Board of Directors of Apogee

Robert J. Marzec, Chair	John T. Manning
Sara L. Hays	Richard V. Reynolds

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for fiscal 2009 and 2008.

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$1,092,000	$1,064,000
Audit-Related Fees(2)	24,000	101,000
Tax Fees(3)	363,000	541,000
All Other Fees(4)	—	64,000

Total	$1,479,000	$1,770,000

(1)

Audit fees consisted of audit work performed in preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings for fiscal 2009 and 2008.

(2)	Audit-related fees include fees for audits of our employee benefit plans during fiscal 2009 and audits of our employee benefit plans and due diligence services during fiscal 2008.
(3)

Tax fees for fiscal 2009 and 2008 consisted of $62,000 and $51,000, respectively, for U.S. tax return review, and $301,000 and $490,000, respectively, primarily for a research and development tax credit study in both years.

(4)	All other fees include merger integration planning services during fiscal 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, the Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of the Audit Committee, who reports any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

All of the services provided by our independent registered public accounting firm in fiscal 2009 and 2008, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010, subject to a satisfactory performance evaluation of the fiscal 2009 audit. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2003. Deloitte & Touche LLP reports to the Audit Committee of our Board of Directors.

While it is not required to do so, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending February 27, 2010 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at the 2009 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and respond to questions.

The Audit Committee of the Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010. Proxies will be voted FOR the proposal unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for the 2010 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the Securities and Exchange Commission no later than January 12, 2010.

Under our Amended and Restated Bylaws, a shareholder proposal not included in our proxy statement for the 2010 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2010 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated Bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders, no later than February 24, 2010.

ANNUAL REPORT TO SHAREHOLDERS

We have sent to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2009 proxy statement and our Annual Report to Shareholders for the fiscal year ended February 28, 2009, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 28, 2009. Shareholders who received a paper copy of our 2009 proxy statement were also sent a copy of our Annual Report to Shareholders for the fiscal year ended February 28, 2009. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
7900 Xerxes Avenue South, Suite 1800
Minneapolis, Minnesota 55431-1159

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon
General Counsel and Corporate Secretary

Dated: May 11, 2009

Appendix A

APOGEE ENTERPRISES, INC.

2009 STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining management personnel capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and other employees, as determined by the Committee from time to time, incentives to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel with the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean:

(i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

(D) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the Continuing Directors cease to constitute a majority of the Company’s Board.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(i) “Common Stock” shall mean shares of common stock, $.33-1/3 par value, of the Company.

(j) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(k) “Continuing Director” shall mean any person who is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on the date of the applicable Award Agreement or (B) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(l) “Director” shall mean a member of the Board.

(m) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(n) “Eligible Person” shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(o) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(p) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(q) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(r) “Non-Employee Director” shall mean a Director who is not also an employee of the Company or an Affiliate.

(s) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(t) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(v) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(w) “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

(x) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(y) “Plan” shall mean this Apogee Enterprises, Inc. 2009 Stock Incentive Plan, as amended from time to time.

(z) “Qualifying Termination” shall have the meaning ascribed to it in any applicable Award Agreement, and, if not defined in any applicable Award Agreement, shall mean termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options or Stock Appreciation Rights or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards under the Plan. Without limiting the generality of the foregoing, a Qualifying Termination may apply to large scale terminations of employment relating to the disposition or divestiture of business or legal entities or similar circumstances.

(aa) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(bb) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(cc) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(dd) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(ee) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(ff) “Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(gg) “Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under Code Section 409A.

(hh) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ii) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

(jj) “2002 Plan” shall mean the Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan, as amended from time to time.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares, other securities, other Awards, other property and other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m).

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,400,000. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is granted, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any fiscal year shall be $5,000,000 in value, whether payable in cash, Shares or other property (calculated based on the Fair Market Value of the Shares or other property on the date of grant). This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5. Eligibility.

Any Eligible Person, including any Eligible Person who is an officer of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an

Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, previous Awards received by such Eligible Person (whether under the Plan or a predecessor plan of the Company), or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant “Dividend Equivalents” to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(e) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

The Committee intends to have Performance Awards constitute awards of “qualified performance-based compensation” within the meaning of Section 162(m). Notwithstanding any other provision of the Plan to the contrary, the following additional requirements shall apply to all Performance Awards made to any Participant:

(i) Any Performance Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2009 Annual Meeting of Shareholders.

(ii) The right to receive a Performance Award shall be determined solely on account of the attainment of one or more pre-established, objective performance goals selected by the Committee in connection with the grant of the Performance Award. Such performance goals may apply to the Participant individually, an identifiable business unit of the Company or the Company as a whole measured on an absolute or relative (as compared to an index or set of peer companies) basis. The performance goals shall be based solely on one or more of the following business criteria: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings (whether before or after taxes), EBIT or EBITDA as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume, change in working capital, market share, days payables outstanding (DPO) and days sales outstanding of receivables (DSO). The foregoing shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

(iii) The target and range of a Participant’s possible awards established by the Committee shall be between zero and 300% of the Participant’s annual base compensation for the Chief Executive Officer. The target and range of a Participant’s possible awards established by the Committee shall be between zero and 200% of the Participant’s annual base compensation for each of the Executive Vice Presidents, the Chief Financial Officer, the General Counsel and Division Presidents. For other Participants who are not “Covered Employees” as defined in Section 162(m), the Committee shall establish such targets and ranges.

(iv) For a Performance Award, the Committee shall, not later than 90 days after the beginning of each fiscal year of the Company:

(A) designate all Participants for such fiscal year;

(B) establish the objective performance factors for each Participant for that fiscal year on the basis of one or more of the business criteria set forth herein; and

(C) determine the target, threshold and maximum possible Awards for each Participant in relation to such objective performance factors.

(v) Following the close of each performance period and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that fiscal year are to be based.

(vi) Each of the foregoing provisions, and all of the other terms and conditions of the Plan as it applies to any Performance Award, shall be interpreted in such a fashion so as to qualify all compensation paid thereunder as “qualified performance-based compensation” within the meaning of Section 162(m).

(f) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price and no Option shall be cancelled and replaced with an Option or Options having a lower exercise price. In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its grant price and no Stock Appreciation Right shall be cancelled and replaced with a Stock Appreciation Right having a lower grant price.

(viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7. Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitation contained in Section 4(d)(i) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 6(h)(vii) of the Plan;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right; and

(vi) would cause Section 162(m) to become unavailable with respect to the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10. Effective Date of the Plan; Effect on 2002 Plan.

The Plan shall be subject to approval by the shareholders of the Company at the 2009 Annual Meeting of Shareholders to be held on June 24, 2009, and the Plan shall be effective as of the date of such shareholder approval. On and after the date of shareholder approval of the Plan, no awards shall be granted to Eligible Persons (as defined herein) under the 2002 Plan, but all outstanding awards previously granted under the 2002 Plan shall remain outstanding in accordance with the terms thereof.

Section 11. Term of the Plan.

The Plan shall terminate at midnight on June 23, 2019, unless terminated before then by the Board. Awards may be granted under the Plan until the earlier to occur of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

Adopted by the Board effective as of May 7, 2009, subject to and effective upon shareholder approval.

Appendix B

APOGEE ENTERPRISES, INC.

2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to offer such Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such Non-Employee Directors with the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean:

(i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

(D) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the Continuing Directors cease to constitute a majority of the Company’s Board.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean the Nominating and Corporate Governance Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3.

(i) “Common Stock” shall mean shares of common stock, $.33-1/3 par value, of the Company.

(j) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(k) “Continuing Director” shall mean any person who is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on the date of the applicable Award Agreement or (B) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(l) “Director” shall mean a member of the Board.

(m) “Dividend Equivalent” shall mean any right granted under Section 5(d) of the Plan.

(n) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(p) “Non-Employee Director” shall mean a Director who is not also an employee of the Company or an Affiliate.

(q) “Option” shall mean an option granted under Section 5(a) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision.

(r) “Other Stock-Based Award” shall mean any right granted under Section 5(f) of the Plan.

(s) “Participant” shall mean a Non-Employee Director granted an Award under the Plan.

(t) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u) “Plan” shall mean this Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended from time to time.

(v) “Restricted Stock” shall mean any Share granted under Section 5(c) of the Plan.

(w) “Restricted Stock Unit” shall mean any unit granted under Section 5(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(y) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(z) “Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” shall mean any right granted under Section 5(b) of the Plan.

(bb) “Stock Award” shall mean any Share granted under Section 5(e) of the Plan.

(cc) “2002 Plan” shall mean the Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan, as amended from time to time.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares, other securities, other Awards, other property and other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 150,000. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award shall not be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is granted, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Section 5. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The minimum vesting period of Options shall be three years from the date of grant, unless vesting of the Option is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the minimum vesting period of Options shall be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of Options in the event of the Participant’s death, disability or retirement or a change in control of the Company. The Committee shall also determine the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Non-Employee Directors subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times or upon achievement of established performance goals, in such installments or otherwise as the Committee may deem appropriate. The minimum vesting period of such Awards shall be three years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the minimum vesting period of such Award shall be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s resignation or removal as a Director (in either case, as determined by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant “Dividend Equivalents” to Non-Employee Directors under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Non-Employee Directors in connection with grants of Options or Stock Appreciation Rights to such Non-Employee Directors.

(e) Stock Awards. The Committee is hereby authorized to grant to Non-Employee Directors Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Non-Employee Directors such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 5(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(g) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided in this Section 5(g)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer an Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to an Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price and no Option shall be cancelled and replaced with an Option or Options having a lower exercise price. In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its grant price and no Stock Appreciation Right shall be cancelled and replaced with a Stock Appreciation Right having a lower grant price.

(viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. For purposes of this paragraph, a “separation from service” shall mean a complete severance for any reason of a Director’s relationship as a Director and/or independent contractor of the Company and any Affiliates. A Director may have a separation from service upon resignation as a Director even if the Director then becomes an officer or employee of the Company or an Affiliate. In all events, separation from service shall be construed to have a meaning consistent with the term “separation from service” as used and defined in Section 409A of the Code.

Section 6. Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 5(g)(vii) of the Plan; and

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 5(a)(i) and 5(b)(ii) of the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 7. General Provisions.

(a) No Rights to Awards. No Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 8. Effective Date of the Plan; Effect on 2002 Plan.

The Plan shall be subject to approval by the shareholders of the Company at the 2009 Annual Meeting of Shareholders to be held on June 24, 2009 and the Plan shall be effective as of the date of such shareholder approval. On and after the date of shareholder approval of the Plan, no automatic grants shall be made to Non-Employee Directors pursuant to Section 7 of the 2002 Plan, and all grants to Non-Employee Directors on or after the date of shareholder approval of the Plan shall be made solely under the Plan. All grants previously made to Non-Employee Directors under the 2002 Plan shall continue to be governed by the terms and conditions of the 2002 Plan and any award agreements entered into thereunder.

Section 9. Term of the Plan.

The Plan shall terminate at midnight on June 23, 2019, unless terminated before then by the Board. Awards may be granted under the Plan until the earlier to occur of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

Adopted by the Board effective as of May 7, 2009, subject to and effective upon shareholder approval.

***  Exercise Your Right to Vote  ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

APOGEE ENTERPRISES, INC.

APOGEE ENTERPRISES, INC.

7900 XERXES AVENUE S

SUITE 1800

MINNEAPOLIS, MN 55431

M14908-P72388

Meeting Information
Meeting Type:	Annual
For holders as of:	05/04/09
Date: 06/24/09	Time: 9:00 A.M. CDT
Location:	Apogee Enterprises, Inc. Corporate Office
7900 Xerxes Avenue S
19th Floor
Minneapolis, MN 55431

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 06/10/09.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M14909-P72388

Voting Items
The Board of Directors recommends that you vote
FOR the following:

1.	ELECTION OF DIRECTORS:

Nominees:

01)	BERNARD P. ALDRICH - Class II Director
02)	SARA L. HAYS - Class II Director
03)	RUSSELL HUFFER - Class II Director
04)	JOHN T. MANNING - Class II Director

The Board of Directors recommends you vote FOR the following proposals.

2.	PROPOSAL TO APPROVE THE APOGEE ENTERPRISES, INC. 2009 STOCK INCENTIVE PLAN

3.	PROPOSAL TO APPROVE THE APOGEE ENTERPRISES, INC. 2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 27, 2010

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

M14910-P72388

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M14916-P72388

Please date, sign and mail your Proxy Card as soon as possible!

Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 24, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them, to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on May 4, 2009, at the Annual Meeting of Shareholders of Apogee to be held on June 24, 2009, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Mellon Investor Services LLC, as the Plan Administrator, to authorize Broadridge Financial Solutions, Inc. as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Proxy Agent cannot vote the shares unless it receives timely directions from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs State Street Bank and Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction in the same proportion as directed shares are voted, unless contrary to ERISA or unless contrary to applicable law.

(Continued and to be signed on reverse side)

APOGEE ENTERPRISES, INC. 7900 XERXES AVENUE S SUITE 1800 MINNEAPOLIS, MN 55431

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 23, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Apogee Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Apogee Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M14916-P72388 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APOGEE ENTERPRISES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS:	☐	☐	☐
Nominees:
01) BERNARD P. ALDRICH - Class II Director
02) SARA L. HAYS - Class II Director
03) RUSSELL HUFFER - Class II Director
04) JOHN T. MANNING - Class II Director

	For	Against	Abstain
2. PROPOSAL TO APPROVE THE APOGEE ENTERPRISES, INC. 2009 STOCK INCENTIVE PLAN	☐	☐	☐

3. PROPOSAL TO APPROVE THE APOGEE ENTERPRISES, INC. 2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN	☐	☐	☐

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 27, 2010	☐	☐	☐

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Note:	Please sign exactly as your name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date